UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORION PROPERTIES INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016
Notice of Annual Meeting of Stockholders To Be Held on Wednesday, May 14, 2025

March 21, 2025

TO THE STOCKHOLDERS OF ORION PROPERTIES INC.:		MEETING DETAILS
I am pleased to invite you to the 2025 Annual Meeting of Stockholders (“Annual Meeting”) of Orion Properties Inc., a Maryland corporation (the “Company,” “Orion,” “we,” or “our”). The Annual Meeting will be held virtually on Wednesday, May 14, 2025 at 11:30 A.M. (Eastern Time). To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2025 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the Annual Meeting. At the Annual Meeting, you will be asked to:
DATE
Wednesday, May 14, 2025

TIME
1
Elect the five director nominees described in the enclosed proxy statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify;

11:30 A.M. (Eastern Time)
2	Approve the amended and restated Orion Properties Inc. 2021 Equity Incentive Plan, the primary purpose of which is to increase by 4,600,000 shares the maximum aggregate number of shares of common stock issuable under the stock plan, from 3,700,000 to 8,300,000 shares;

LOCATION
3	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4	Consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.	www.virtualshareholdermeeting.com/ONL2025

The proxy statement following this notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

Our Board of Directors has fixed the close of business on March 14, 2025 as the record date for the Annual Meeting. Only stockholders of record of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on www.proxyvote.com. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included therein.
Your vote is important.
By Order of the Board of Directors,
Paul C. Hughes
General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2025
This proxy statement and our 2024 Annual Report to Stockholders are available at www.proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. If you attend the Annual Meeting, you may vote at the meeting if you wish, even if you previously have submitted your proxy.

Table of Contents For the 2025 Proxy Statement

Proxy Summary For the 2025 Annual Meeting

IMPORTANT DATES
March 14, 2025
The record date for the Annual Meeting is March 14, 2025. Only holders of shares of the Company’s common stock, par value $0.001 per share, at the close of business on March 14, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
May 14, 2025
The Annual Meeting will be held on May 14, 2025 at 11:30 A.M. (Eastern Time). The Annual Meeting will be held in a virtual-only format. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2025 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting.
WAYS TO VOTE

ONLINE	PHONE	MAIL

www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Send to Vote Processing
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:
Vote Processing
c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

2025 Proxy Statement	1	Orion Properties Inc.

VOTING MATTERS

Proposal		Board Recommendation	Page Reference

1	Elect the five director nominees described in this proxy statement to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify;	“FOR” the election of the director nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.	11
2	Approve the amended and restated Orion Properties Inc. 2021 Equity Incentive Plan, the primary purpose of which is to increase by 4,600,000 shares the maximum aggregate number of shares of common stock issuable under the stock plan, from 3,700,000 to 8,300,000 shares;	“FOR” the proposed amended and restated Orion Properties Inc. 2021 Equity Incentive Plan.	33
3	Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and	“FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	43
4	Consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof. The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.
QUESTIONS
If you have questions regarding voting by proxy or authorizing a proxy by telephone or via the Internet to vote your shares that are not answered below, please contact Broadridge Financial Solutions, Inc. at (800) 690-6903.
PORTFOLIO HIGHLIGHTS

69 Operating Properties	6 Arch Street Joint Venture Properties	8.1 million Rentable Square Feet(1)

73.7% Occupancy Rate(2)	74.4% Investment Grade Tenancy(3)	5.2 Years Weighted Average Remaining Lease Term(4)

2025 Proxy Statement	2	Orion Properties Inc.

(1)“Rentable Square Feet” is leasable square feet of all properties owned and consolidated by the Company as of December 31, 2024, excluding properties being repositioned, redeveloped, developed or held for sale, and including the Company's proportionate share of leasable square feet of properties owned by our unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC (the “Arch Street Joint Venture”).
(2)“Occupancy Rate” equals the sum of “Occupied Square Feet” divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Arch Street Joint Venture, in each case, as of December 31, 2024. “Occupied Square Feet” is Rentable Square Feet for which revenue recognition has commenced in accordance with generally accepted accounting principles in the United States (“GAAP”) and includes such amounts related to the Arch Street Joint Venture. Adjusted for two properties that were under agreements to be sold, the Company’s Occupancy Rate was 73.1% as of December 31, 2024.
(3)“Investment-Grade Tenants” are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
(4)“Weighted Average Remaining Lease Term” is the number of years remaining on each respective lease as of December 31, 2024, weighted based on “Annualized Base Rent” and includes the years remaining on each of the respective leases of the Arch Street Joint Venture, weighted based on the Company's proportionate share of Annualized Base Rent related to the Arch Street Joint Venture. “Annualized Base Rent” is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of December 31, 2024, multiplied by 12, including the Company's proportionate share of such amounts related to the Arch Street Joint Venture. Annualized Base Rent is not indicative of future performance.

2025 Proxy Statement	3	Orion Properties Inc.

Proxy Statement For the 2025 Annual Meeting

The accompanying proxy card, together with this proxy statement and our 2024 Annual Report, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Orion Properties Inc., a Maryland corporation (the “Company”), for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. This proxy statement and our 2024 Annual Report have either been made available to you on the Internet or mailed to you. Mailing to our stockholders commenced on or about March 21, 2025.
ABOUT THE COMPANY
The Company is an internally-managed real estate investment trust (“REIT”) engaged in the ownership, acquisition and management of a diversified portfolio of office buildings in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. Our portfolio is comprised of traditional office buildings, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. As of December 31, 2024, the Company’s portfolio consisted of 69 office properties totaling approximately 7.9 million total leasable square feet located across 29 states. The Company also owns a 20% equity interest in the Arch Street Joint Venture which, as of December 31, 2024, owned a portfolio of six properties with an aggregate of 1.0 million leasable square feet. On March 5, 2025, the Company changed its name from Orion Office REIT Inc. to Orion Properties Inc. to better describe its broader investment strategy to shift its portfolio concentration over time away from traditional office properties, towards more dedicated use assets that have an office component. The Company defines dedicated use assets as those that include a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, and would therefore not be considered traditional office properties.
The Company was initially formed as a wholly-owned subsidiary of Realty Income Corporation (“Realty Income”). Following completion of the merger transaction involving Realty Income and VEREIT, Inc. (“VEREIT”) on November 1, 2021, Realty Income contributed the combined business comprising certain office real properties and related assets previously owned by subsidiaries of Realty Income, and certain office real properties and related assets previously owned by subsidiaries of VEREIT (collectively, the “Separation”) to the Company and its operating partnership, Orion Properties LP. On November 12, 2021, following the Separation, Realty Income effected a special distribution to its stockholders of all of the outstanding shares of common stock of the Company (the “Distribution”). Following the Distribution, the Company has been operating as an independent publicly traded company, and the Company has elected to be taxed as a REIT, commencing with its initial taxable year ending December 31, 2021.

2025 Proxy Statement	4	Orion Properties Inc.

The Company is a publicly traded Maryland corporation listed on the New York Stock Exchange under the ticker symbol “ONL.” The mailing address of our principal executive offices is 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016.
The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, the Company provides in this proxy statement the specified scaled disclosure permitted under applicable federal securities laws. In addition, as an emerging growth company, the Company is not required to conduct votes seeking approval, on an advisory basis, of the compensation of its named executive officers or the frequency that such votes must be conducted.
The Company will cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2026, or the last day of our fiscal year following the fifth anniversary of the date of the Distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the U.S. Securities and Exchange Commission (the “SEC”).
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the SEC, we are making this proxy statement and our 2024 Annual Report available to our stockholders electronically via the Internet. On or about March 21, 2025, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2024 Annual Report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2024 Annual Report is not part of the proxy solicitation material.

Can I access the Notice, Proxy Statement and the 2024 Annual Report on the Internet?

Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

2025 Proxy Statement	5	Orion Properties Inc.

Who can vote at the Annual Meeting?

The record date for the Annual Meeting is March 14, 2025. Only holders of shares of our common stock, par value $0.001 per share, at the close of business on March 14, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the record date, 56,170,808 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of common stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of common stock you are entitled to vote.

2025 Proxy Statement	6	Orion Properties Inc.

How may I vote?

If you are a “registered owner” or “record holder” (i.e., you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A.) or if you are a “beneficial owner” and your bank, broker or similar organization is the holder of your shares (i.e., your shares are held in “street name”), you may attend the Annual Meeting virtually and vote your shares during the Annual Meeting. If you attend the Annual Meeting and you submit your vote during the meeting, any previous votes that you submitted by mail or authorized via the Internet or by telephone will be superseded by the vote that you cast at the Annual Meeting. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/ONL2025 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if you received a printed copy of the proxy materials). Further instructions for voting can be obtained by calling Broadridge Financial Solutions, Inc. at (800) 690-6903.
Stockholders may submit their votes by mail (if they have received a hard copy set of documents) by completing, signing, dating and returning their proxy card in the envelope enclosed with the mailing. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•via the Internet at www.proxyvote.com; or
•by telephone to Broadridge Financial Solutions, Inc. For those who hold shares in their own name, by calling (800) 690-6903 and for shares held in “street name,” by calling (800) 454-8683.
For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the date of the Annual Meeting, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see the proxy card.
If your shares are held in “street name,” you should instruct your bank, broker or other record holder how to vote your shares by following the voting instructions provided by such organization. If you do not give instructions to your bank, broker or record holder, such bank, broker or record holder will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your bank, broker or record holder will have discretion to vote on Proposal 3 (ratification of auditors) without any instructions from you, but such bank, broker or record holder will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors) or Proposal 2 (amend and restate Orion Properties Inc. 2021 Equity Incentive Plan) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your bank, broker or other record holder how to vote on these proposals, such bank, broker or record holder cannot vote these shares and will report them as “broker non-votes,” meaning that no votes will be cast on your behalf for Proposal 1.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the shares will be voted “FOR” the (i) election of the director nominees named in this proxy statement, (ii) proposed amended and restated Orion Properties Inc. 2021 Equity Incentive Plan and (iii) ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
We are not currently aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in this proxy statement are properly presented at the Annual Meeting, any proxies received by us will be voted at the discretion of the proxy holders.

2025 Proxy Statement	7	Orion Properties Inc.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy via the Internet, by telephone or by mail to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (ii) by attending the Annual Meeting and voting during the meeting. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What vote is required to approve each item?

A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve the amended and restated Orion Properties Inc. 2021 Equity Incentive Plan and for ratifying the appointment of KPMG as the Company’s independent auditor for the fiscal year ending December 31, 2025.
Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposals 1, 2 and 3. As noted above, brokers do not have discretionary authority to vote your shares on Proposal 1 or Proposal 2. Broker non-votes are not expected to result from Proposal 3 since as a beneficial owner, your bank, broker, or other record holder is permitted to vote your shares even if the bank, broker or record holder does not receive voting instructions from you. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in-person or represented by proxy, entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter, or 28,085,405 shares, will constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum.

2025 Proxy Statement	8	Orion Properties Inc.

What happens if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the meeting may adjourn the meeting to a later place, date or time until a quorum is present. The place, date and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be required unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge Financial Solutions, Inc., to aid in the mailing of proxy materials and tabulation and recording of votes. In addition, our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies.
We will request banks, brokers and other record holders to forward copies of the proxy materials to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such banks, brokers and other record holders for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts via the Internet or by telephone or by mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at 602-675-0338. Combining accounts reduces excess printing and mailing costs, resulting in cost savings that benefit you as a stockholder.

2025 Proxy Statement	9	Orion Properties Inc.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering to that address a single proxy statement to those stockholders. This process is referred to as “householding.” The rules benefit both you and us. It reduces the volume of duplicate information you receive at your household and helps us reduce expenses.
Some brokers household proxy materials, delivering a single proxy statement (including notice of annual meeting) and annual report to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Although the proxy materials may be householded, each account in a household will receive its own Notice and proxy card to vote. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If a single copy of the proxy statement (including notice of annual meeting) and annual report was delivered to your household and you wish to receive a separate copy of such materials, please notify us and we will promptly provide you with such copy. Additionally, if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement (including notice of annual meeting) and annual report, or if you are receiving multiple copies of the proxy statement (including notice of annual meeting) and annual report and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You may notify us by calling us at 602-675-0338 or by mailing a request to us at 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016, Attention: Investor Relations.

2025 Proxy Statement	10	Orion Properties Inc.

Proposal One Election of Directors

GENERAL	BOARD RECOMMENDATION
The Board of Directors is responsible for monitoring and supervising the performance of our executive management team. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until their respective successor is duly elected and qualifies or until his or her earlier death, resignation or removal. The Company’s charter and bylaws provide that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law nor more than fifteen; provided, however, that the number of directors may be changed from time to time only by the Board of Directors. The number of directors on the Board is currently fixed at five.
The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, proposes that the five nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for any substitute nominee, if any, who may be designated by the Board to replace that nominee. At this time, the Board of Directors does not know of any reason why any nominee would not be able to serve as a director.
VOTE

The Board of
Directors unanimously recommends that the stockholders vote “FOR” each of Messrs. McDowell, Gilyard, Lieb, and Whyte and Dr. Allen to serve on the Board of Directors until the next annual meeting of stockholders and until a successor for each is duly elected and qualifies.

VOTE REQUIRED
The election of each director nominee requires the affirmative vote of a majority of total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee.
The Company’s Director Resignation Policy (the “Resignation Policy”) requires a director who is nominated in an uncontested election but receives less than the affirmative vote of a majority of the total votes cast for and against such nominee in such election to immediately tender his or her resignation to the Board of Directors for its consideration, which shall be subject to, and effective upon, the Board of Directors’ acceptance of such resignation. The Resignation Policy generally provides that the Nominating and Corporate Governance

2025 Proxy Statement	11	Orion Properties Inc.

Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then consider the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. The director nominee whose resignation is being considered will not participate in the recommendation of the Nominating and Corporate Governance Committee of the Board or the decision of the Board of Directors as to whether to accept his or her resignation. An election will be considered “non-contested” for these purposes unless the Company has received proper notice of the intention of any stockholder separately to nominate a director for election at a meeting at which directors are to be elected and such nomination has not been withdrawn on or before the close of business on the tenth day before the date of filing by the Company of its definitive proxy statement for the meeting with the SEC and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting.
DIRECTOR NOMINEES AND BUSINESS EXPERIENCE
Our director nominees bring a variety of experiences, qualifications, attributes, and skills to our Board of Directors. The director nominee skills and experience matrix below is intended to highlight some of the key attributes that our Board of Directors has identified as being particularly valuable to assuring that the Board of Directors, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. More detail regarding each director nominee is provided in the applicable biography following the matrix.
ORION BOARD MEMBERSHIP SKILLS AND DIVERSITY MATRIX

Experience, Skill or Characteristic	McDowell	Gilyard	Allen	Lieb	Whyte

Public Company Board
Executive Management
Commercial Real Estate
Strategic Planning
Banking/Capital Markets
Audit Committee Financial Expert
Risk Management
Cyber/Technology
Sustainability, Social and Governance
Academia/Education
Racial Diversity
Gender Diversity

2025 Proxy Statement	12	Orion Properties Inc.

Set forth below are the names, biographical information and positions each of the director nominees holds with the Company as of the date of this proxy statement.

Paul H. McDowell CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

Biography:
Mr. McDowell serves as the Chief Executive Officer, President of the Company. Mr. McDowell previously served as VEREIT, Inc.’s (“VEREIT”) Executive Vice President and Chief Operating Officer from October 2015 until November 2021. He previously served as VEREIT’s Co-Head, Real Estate from January 2015 to September 2015 and VEREIT’s President, Office and Industrial Group from November 2013 until December 2014. Prior to joining VEREIT, Mr. McDowell was a founder of CapLease Inc. (“CapLease”), a publicly-traded net-lease REIT, where he served as Chief Executive Officer from 2001 to 2013 and as Senior Vice President, General Counsel and Secretary from 1994 until 2001. Mr. McDowell served on the CapLease Board of Directors from 2004 to 2013 and was elected Chairman of the Board in December 2007. He served on the Board of Directors of CapLease’s predecessor from 2001 until 2004. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish LLP. He previously served as a member of the Dean’s Advisory Council for Tulane University School of Liberal Arts.
Education:
Mr. McDowell received his Juris Doctor with honors from Boston University School of Law in 1987 and received a Bachelor of Arts from Tulane University in 1982.
Skills and Qualifications:
We believe that Mr. McDowell’s current role as our chief executive officer and president, as well as his extensive commercial real estate and REIT industry knowledge with significant focus in the net lease sector make him a valuable and well qualified member of the Board of Directors.

Age: 64 Director Since: November 2021 Committees: None

2025 Proxy Statement	13	Orion Properties Inc.

Reginald H. Gilyard NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS (INDEPENDENT DIRECTOR)

Biography:
Mr. Gilyard serves as the Non-Executive Chairman of the Board of Directors and an Independent Director and the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Gilyard is a Senior Advisor at the Boston Consulting Group, Inc. (“BCG”) where he is a recognized leader in strategy development and execution (2017-present). Prior to this role, Mr. Gilyard served as Dean of the Argyros School of Business and Economics at Chapman University (2012-2017). Under Mr. Gilyard’s leadership, the school significantly increased its national rankings at the undergraduate and graduate levels. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG where he led national and multi-national engagements with large corporations in strategy, M&A, and business transformation (1996-2012). Prior to BCG, Mr. Gilyard served nine years in the U.S. Air Force as a Program Manager, and was then promoted to Major in the U.S. Air Force Reserve where he served for an additional three years.
Mr. Gilyard offers valuable knowledge regarding strategy development and execution, having worked with management teams and boards to develop and implement successful strategies for over 20 years. His extensive consulting experience includes leading national and multi-national strategic engagements, pre and post M&A activity, and business transformation.
Education:
Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology, and an M.B.A. from Harvard Business School.
Current Public Company Directorships:
Mr. Gilyard currently serves on the board of directors of First American Financial Corporation (NYSE: FAF) (2017 - present), CBRE Group Inc. (NYSE: CBRE) (2018 - present), and Realty Income Corporation (NYSE: O) (2018 - present).
Skills and Qualifications:
We believe Mr. Gilyard’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience in leadership and strategy development and execution, make him a valuable and well qualified member of the Board of Directors.

Age: 61 Director Since: November 2021 Committees: •Nominating and Corporate Governance (Chair) •Compensation

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Kathleen R. Allen INDEPENDENT DIRECTOR

Biography:
Dr. Allen serves as an Independent Director at Orion and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Dr. Allen is also Professor Emerita at the Marshall School of Business and the founding director of the Center for Technology Commercialization at the University of Southern California (1991- 2016). She was the co-founder and chairwoman of Gentech Corporation (1994 - 2004) and in 2006 co-founded and became the Chief Executive Officer and served on the board of directors of N2TEC Institute, a nonprofit company focused on technology commercialization in rural America, until it completed its mission in 2013. She served on the board of directors of Realty Income Corporation (NYSE: O) from 2000 to 2022. Dr. Allen has co-founded four private companies, is currently a principal and on the board of directors of a real estate investment and development company, and serves on the board of advisors for a life science company in clinical trials. She was a Visiting Scholar at the Department of Homeland Security, where she advised on issues related to technology deployment, including cybersecurity. She has also worked with many startups and established companies to develop effective leadership and team building skills.
She is the author of 15 books in the field of entrepreneurship and technology commercialization, a field in which she is considered an expert.
Education:
Dr. Allen holds a B.A. from California State University, a M.A. from University of California Los Angeles, an MBA from California State University, and a PhD from the University of Southern California.
Skills and Qualifications:
We believe that Dr. Allen’s academic experience and her experience as a founder, director and advisor of the companies and organizations described above make her a valuable and well qualified member of the Board of Directors.

Age: 79 Director Since: November 2021 Committees: •Audit •Compensation •Nominating and Corporate Governance

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Richard J. Lieb INDEPENDENT DIRECTOR

Biography:
Mr. Lieb serves as an Independent Director at Orion and the Chair of the Audit Committee. Mr. Lieb previously served as a Senior Advisor of Greenhill & Co., LLC (“Greenhill”), a publicly traded independent investment banking firm which he joined in 2005, from January 2019 until his retirement in July 2023. From 2012 until January 2019, he served as Managing Director and Chairman of Real Estate at Greenhill. He previously served as Greenhill’s Chief Financial Officer from 2008 to 2012 and also served as a member of the firm’s Management Committee from 2008 to 2015. Mr. Lieb also served during his tenure at Greenhill as head of the firm’s Restructuring business and as head of North American Corporate Advisory. Prior to joining Greenhill in 2005, Mr. Lieb spent more than 20 years with Goldman Sachs & Co., where he headed that firm’s Real Estate Investment Banking Department from 2000 to 2005. In June 2018, Mr. Lieb became an Advisory Director for Domio, Inc., a private technology enabled hotel startup company, a position he no longer holds.
Overall, Mr. Lieb has more than 35 years of experience focusing on advisory opportunities in the real estate industry. His work has covered the full range of investment banking services for nearly all property sectors including strategic advisories, IPOs and other securities offerings, asset purchases and sales, property financings, restructurings and merger and acquisition assignments. Mr. Lieb is licensed with FINRA and holds Series 7, Series 63 and Series 24 licenses.
Mr. Lieb is an active member of the American Jewish Committee (AJC) and served as a member of Wesleyan University’s Career Advisory Council from 2007 through 2012.
Education:
Mr. Lieb received a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from Harvard Business School.
Current Public Company Directorships:
Mr. Lieb has extensive experience as a director of publicly-traded REITs. He has served on the Board of Directors of AvalonBay Communities, Inc. (NYSE: AVB) since September 2016 and on the Board of Trustees of Star Holdings (Nasdaq: STHO) since March 2023. From April 2019 until March 2023, Mr. Lieb served on the Board of Directors of iStar Inc. (NYSE: STAR). From February 2016 until November 2021, he served on the Board of Directors of CBL & Associates Properties, Inc. (NYSE: CBL). From February 2017 until November 2021, he served on the Board of Directors of VEREIT prior to its acquisition by Realty Income.
Skills and Qualifications:
We believe that Mr. Lieb’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate and financial services industries, make him a valuable and well qualified member of the Board of Directors.

Age: 65 Director Since: November 2021 Committees: •Audit (Chair)

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Gregory J. Whyte INDEPENDENT DIRECTOR

Biography:
Mr. Whyte serves as an Independent Director at Orion and the Chair of the Compensation Committee and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Whyte has served as the Chief Operating Officer of Realty Income Corporation (NYSE: O) since January 2023. Mr. Whyte served as an independent director of TIER REIT, Inc. (NYSE: TIER) from 2017 to 2019. Mr. Whyte has been involved extensively in the REIT and publicly traded real estate securities industry since 1987, as both an equity research analyst and, more recently, in investment banking. From 2007 until 2016, Mr. Whyte was Senior Advisor in the Real Estate Leisure and Lodging Investment Banking group at UBS Securities. Prior to that, he was a Managing Director, Global Head of Real Estate Equity Research at Morgan Stanley (NYSE: MS) from 1991 to 2006 and was consistently named to the annual Institutional Investor All America Research Team and Greenwich Associates Research Poll. He has previously been a member of NAREIT since 1988.
Education:
Mr. Whyte received a Bachelor of Commerce, Business Finance from the University of Natal in 1982, and an Honours Degree, Advanced Business Finance from the University of Natal in 1983.
Skills and Qualifications:
We believe that Mr. Whyte’s experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate, public REIT and financial services industries, make him a valuable and well qualified member of the Board of Directors.

Age: 64 Director Since: November 2021 Committees: •Audit •Compensation (Chair) •Nominating and Corporate Governance

BOARD RECOMMENDATION
The Board of Directors unanimously recommends that the stockholders vote “FOR” each of Messrs. McDowell, Gilyard, Lieb, and Whyte and Dr. Allen to serve on the Board of Directors until the next Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies.

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Information About the Board of Directors and its Committees

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS
The Nominating and Corporate Governance Committee evaluates the leadership structure of our Board of Directors. The positions of Non-Executive Chairman of the Board and Chief Executive Officer are separate in recognition of the differences between the two roles. Mr. Gilyard serves as our Non-Executive Chairman of the Board of Directors and presides as an independent director, while Mr. McDowell serves as our Chief Executive Officer. The Board of Directors believes this is the most appropriate structure because it enables the independent directors to participate meaningfully in the leadership of the Board while utilizing most efficiently the leadership skills of both Messrs. McDowell and Gilyard. In addition, separating the roles of Non-Executive Chairman and Chief Executive Officer allows our Non-Executive Chairman to serve as a liaison between the Board and executive management, while providing our Chief Executive Officer with the flexibility and focus needed to oversee our operations.
BOARD OVERSIGHT OF RISK MANAGEMENT
Our Board has overall responsibility for risk oversight with a focus on the more significant risks facing the Company. The Board reviews and oversees the Company’s enterprise risk management (“ERM”) program, which is a company-wide program designed to effectively and efficiently identify and assess management’s visibility into critical company risks and to facilitate the incorporation of risk considerations into decision making, including financial information and compliance risks, economic and environmental risks, risks related to real estate and operations, and cybersecurity risks. The ERM program does this by clearly defining risks facing the Company and bringing together executive management to discuss these risks. This promotes visibility and constructive dialogue around risk at the executive management and Board levels, and facilitates appropriate risk response strategies. During the year, as part of the ERM program, Company management and the Board jointly discuss major risks that face our business. Further, given the importance of the Chief Executive Officer to the success of the Company and generation of stockholder value, the Board ensures that the Company is developing and nurturing a pipeline of senior talent, including one or more individuals capable of becoming the Chief Executive Officer.
In addition to considering cybersecurity risks as part of the Company’s ERM program, the Board receives regular updates from Company management with respect to cyber matters. These updates include quarterly updates to the Board with respect to material cyber events and a twice per annum cybersecurity program review covering topics such as cybersecurity strategy, assessment, risks, notable events and governance. These updates are developed by Company management in connection with the Company’s information technology (“IT”) department. The Company’s IT department is responsible for day-to-day management of potential cybersecurity risks, and, through the Company’s head of IT, provides regular updates and reports to Company management regarding cybersecurity threats, risks from such threats, strategies and recommendations to mitigate risk from such threats, cybersecurity incidents that have occurred, industry updates, and policy and process recommendations.

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While the Board oversees the overall risk management process for the Company, each of the Board’s committees also assists the Board in this oversight with respect to the following risks:
•The Audit Committee oversees the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the Company’s independent registered auditors’ qualifications and independence, and the performance of the Company’s independent registered auditors and internal audit function;
•The Compensation Committee monitors the risks associated with compensation of the Company’s executive officers and directors; and
•The Nominating and Corporate Governance Committee oversees the risk related to our sustainability, social and governance matters, including, without limitation climate change and related risks.
By assigning such responsibilities, the Board of Directors believes it can more effectively identify and address risk. Throughout the year, the Board of Directors, and each of the Board’s committees will review and discuss specific risk topics in significant detail in their respective meetings.
SUSTAINABILITY, SOCIAL AND GOVERNANCE MATTERS
Orion is committed to making sustainability, social and governance (“sustainability”) an integral component of the Company’s long-term strategy for success, as well as the communities and tenants that Orion serves.
Orion owns a diversified portfolio of office properties located in high-quality suburban markets across the U.S. Orion’s portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. A significant majority of our leases are double or triple net-leases. Double and triple-net leases are leases in which the tenant occupies the property as if it is the owner. Therefore, Orion’s tenants generally are solely responsible for the obligations related to the property, including paying all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance). Because the tenant occupies the property as if it is the owner under the net-lease model, the tenant generally controls sustainability practices and conditions at the property, such as waste management, and energy and water usage practices, and decides when and how to implement responsible practices at the property. While Orion does not control the business operations of the tenant, as the property owner, Orion nevertheless recognizes that the operation of commercial real estate assets can have a meaningful impact on the environment – particularly with respect to resource consumption and waste generation – and on the health of building occupants.
Sustainability
Orion is committed to following sustainability practices with regard to energy and water efficiency, alternative power sources, waste management, and other initiatives that will help Orion and its tenants preserve and protect the environment.
In addition, we acknowledge the need to prepare for potential climate change-related impacts to our business and properties. We also acknowledge that we, primarily through our tenants’ use of energy and water, and generation of waste, have an impact on climate change.
Orion has adopted policies that outline its commitment to sustainability oversight and programs driving environmental stewardship. Some highlights are noted below:
Environment, Waste, and Resource Management
•Does not generate hazardous waste
•Implemented recycling programs at corporate offices
•Commitment to environmental stewardship
•AZ corporate office is located in a LEED green building

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•Discloses on Orion’s website commonly-used material sustainability metrics for the fiscal year ended December 31, 2023 using the Sustainability Accounting Standards Board, or SASB, framework; these disclosures include energy management and water management metrics, and metrics related to tenant sustainability impacts and climate change adaptation
Climate Change
•Intend to identify areas related to climate change for potential improvements
•Board level oversight of sustainability, including climate change and related risks
•Conducted a materiality assessment to identify key sustainability focus areas that are of most importance to the Company’s stakeholders and to the business
•Conducted an inventory of its properties to identify the appropriate scope for purposes of greenhouse gas (“GHG”) emissions measurement, and then calculated GHG emissions for its Scope 1 and Scope 2 properties for the fiscal year ended December 31, 2023
Additional information regarding Orion’s GHG emissions can be accessed on the Company’s website. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document Orion files with or furnishes to the SEC.
Stakeholder Outreach
The Company is committed to engaging with our stakeholders on a regular basis. In 2023, the Company conducted its first materiality assessment to identify key sustainability focus areas that are of most importance to the Company’s stakeholders and to its business. Our approach consisted of identifying key factors from top sustainability raters and rankers. We also reviewed our top investors and their stewardship principles. We engaged with over 80 internal and external stakeholders representing our tenants, employees (including our executive officers) and our Board to obtain input on which sustainability topics are most important for Orion to address in setting corporate strategy and policies.
The results of the materiality assessment, which are presented in matrix form on Orion’s website and provide valuable insight into our stakeholders’ key sustainability priorities, indicated general alignment between the issues that internal and external stakeholders identify as significant, with both groups identifying the areas related to human capital management and areas related to business governance as important. The individual topics of most significance to stakeholders according to the results of the materiality assessment were “Business Ethics”, “Creating shareholder value and financial performance”, “Employee Training & Career Development”, “Fair Employment Opportunity” and “Data Privacy & Cybersecurity”. The results were reviewed by the Board and inform our sustainability strategy.
The materiality assessment built on Orion’s 2022 tenant survey. Although we generally do not have direct control of our properties under the net-lease model, during 2022, to help inform our development of our sustainability strategies and initiatives, Orion conducted a tenant survey to gather information regarding property specific environmental features for each property in Orion’s portfolio. More information regarding the 2022 tenant survey can be accessed on the Company’s website.
In addition to sustainability related outreach, our commitment to understanding the interests and perspectives of our stakeholders, including our stockholders, is a key component of our sustainability strategy. The Company is highly active in meeting with current and prospective investors and responding to investor queries. During 2024, the Company had over 79 touch points with current and prospective investors.
Social
Orion is committed to being a good corporate citizen. Orion’s culture is driven by our team members’ connections to each other and the communities in which they live and work. Community partnerships give employees the opportunity to effect positive change within Orion, the industry and their communities.

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Orion has adopted policies addressing a number of social topics. Some highlights are noted below:
Social Responsibility
•Equal opportunity employer
•Committed to a harassment free work environment
•Provide a process for reporting employee related complaints
•Mandatory training for all employees
•Monitor workforce statistics and report these statistics to the Board of Directors
Human Capital Management
•Support the development and growth of employees
•Identify specific skills, training, and metrics necessary for employees to develop into new roles and levels within the organization
•Provide structured trainings and informal mentoring programs to employees
•Maintain a community outreach program
•Provide comprehensive employee benefits
•Whistleblower reporting process made available to all employees and stakeholders
Occupational Health and Safety
•Seek to reduce work-related injuries and establish standards to provide employees with a clean, compliant, and safe working environment
•Investigation into workplace health and safety incidents
•Emergency preparedness measures and training
•Has in place a process for reporting health and safety concerns
Community Outreach Program
The Company’s culture is driven by our team’s connection to each other and the communities in which we live and work. Community partnerships give our team opportunities to effect positive change within our company, our industry and our communities. The Company has formed a community outreach program, called O2. This initiative allows the Company to make an impact in its communities and our team members to support important causes that they are passionate about. As part of this program, the Company and its team members have contributed time, money, donations and non-perishable foods to 501(c)(3) non-profit organizations located in Phoenix and New York. Examples include Company food drives benefiting St. Mary’s Food Bank in Phoenix and Hour Children in New York City, a Company clothing drive benefiting Dress for Success, a Company toy drive benefiting Samaritan’s Purse, and Company volunteer events conducted with Feed My Starving Children in Phoenix and The Bowery Mission in New York City. Additionally, the Company has sponsored local charitable events in which the Company’s employees have the opportunity to participate.

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Team Member Survey
In late 2023 as part of the Company’s sustainability initiatives and to better understand and further team member satisfaction and development, the Company conducted its first company-wide employee survey to monitor employee engagement, well-being, and satisfaction, among other items. The Company takes pride in the culture that has been established thus far and has identified areas of improvement based on the survey findings.
Governance
We are committed to strong corporate governance practices that promote accountability of our Board of Directors and management and the long-term interests of our stockholders. We believe strong corporate governance fosters trust in the Company by all of our stakeholders. The list below highlights our alignment with strong corporate governance practices.
Board Structure
•All Board members are independent other than our Chief Executive Officer
•All Board members are elected annually
•Non-executive Chairman of the Board
•Majority voting in uncontested elections
•Resignation policy for any director who does not receive majority support
•Director and executive officer stock ownership guidelines
•Open communication and effective working relationships among directors who have full access to management
•Corporate risk overseen by full Board and its committees, including formal enterprise risk assessment performed at least annually
•Regular executive sessions of independent directors
•All Audit Committee members are “audit committee financial experts”
•Annual Board and Committee self-assessments
•Sustainability oversight by the Nominating and Corporate Governance Committee
Shareholder Rights
•No poison pill/shareholder rights plan
•Stockholders can amend bylaws by a majority vote
•Stockholders have the right to call a special meeting
•Simple majority vote requirement for mergers requiring a vote of stockholders
•Opted out of the business combination and control share acquisition provisions of the Maryland General Corporation Law
•Double trigger change-in-control contracts
•Cash and equity incentive compensation claw-back policy
•Active year-round stockholder outreach and engagement

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Board Meetings
The Board of Directors held five meetings and four executive sessions of the independent directors, over which Mr. Gilyard, as the Non-Executive Chairman of the Board, served as the presiding director, during 2024. The number of meetings for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2024, each of our directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. All but one of the directors attended the 2024 Annual Meeting. There is no requirement that our directors attend our 2025 Annual Meeting, however, they are encouraged to attend.
Board Governance Documents
The Board maintains charters for each of its standing committees (the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). In addition, the Board has adopted a written set of Corporate Governance Guidelines as well as a Code of Business Conduct and Ethics that applies to all of the officers, employees, consultants and directors of the Company and its subsidiaries. The Company intends to satisfy the disclosure requirement regarding any amendment to or waiver of a provision of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on the Company’s website. To view the charters of the Board’s standing committees as well as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, please visit our website at www.onlreit.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Orion Properties Inc., 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016, Attention: General Counsel and Secretary.
Independent Directors
Under the listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must be independent. As part of the qualification for director independence, in addition to other specified criteria, the NYSE listing standards require our Board of Directors to affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
Our Board of Directors has affirmatively determined that each of the following four directors - Reginald H. Gilyard, Kathleen R. Allen, Richard Lieb, and Gregory J. Whyte - has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us), and that they otherwise qualify as “independent” under the NYSE’s listing standards. In determining the independence of Mr. Whyte, our Board of Directors considered his role as Executive Vice President and Chief Operating Officer of Realty Income and the Company’s relationship with Realty Income, which consists of transactions related to us becoming an independent public company in November 2021 pursuant to the Distribution after the Separation of the Company from Realty Income. In determining the independence of Mr. Gilyard, our Board of Directors considered his role as a non-employee director of First American Financial Corporation and CBRE Group Inc. and the Company’s transactions with these companies, which consisted of ordinary course title, property management, and brokerage services.

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Service on Other Boards
The Company’s Corporate Governance Guidelines provide that our directors may not sit on more than five public company boards (including the Company’s Board), or to the extent a director is a chairman or lead independent director of a public company board, then not more than four public company boards (including the Company’s Board). In addition, a director appointed to the Audit Committee may not serve on more than two additional audit committees for public companies, unless the Board has made an affirmative determination that such director is able to effectively undertake the responsibilities of serving on the Audit Committee in addition to his or her positions on other such audit committees. Service on other boards and/or committees is to be consistent with the Company’s conflict of interest policies and is reviewed annually.
All of our directors are currently compliant with this policy.
Stock Ownership Guidelines for Directors and Executive Officers
In March 2023, our Board adopted guidelines requiring each director and executive officer of the Company to hold shares of the Company’s common stock (the “Stock Ownership Guidelines”). Each non-employee director of the Company is required to own common stock of the Company with a value of at least five times the individual’s annual cash retainer. The Chief Executive Officer of the Company is required to own common stock of the Company with a value of at least four times his or her annual base salary. All other executive officers are required to own common stock of the Company with a value of at least two times their annual base salary. The directors and executive officers in office at the time of the adoption of the Stock Ownership Guidelines must satisfy his or her respective guideline within five years from the date the Stock Ownership Guidelines were adopted (by March 7, 2028). Any future director or executive officer must satisfy his or her respective guideline within five years of the date of his or her initial appointment.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE standards. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

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BOARD COMMITTEES
The Board of Directors has three standing committees, with each committee described below. The members of each committee are also listed below. The committees consist solely of independent directors.

Board Members	Audit	Compensation	Nominating and Corporate Governance

Reginald H. Gilyard		●	▲
Paul H. McDowell
Richard Lieb	▲
Kathleen R. Allen, Ph.D.	●	●	●
Gregory J. Whyte	●	▲	●
▲ Chair    ● Member

AUDIT COMMITTEE

Members: Richard J. Lieb (Chair) , Kathleen R. Allen, Gregory J. Whyte	Independent: All	Meetings in 2024: Five

Responsibilities Include:
•Oversee the integrity of the Company’s financial statements;
•Appoint, retain, and oversee the Company’s independent registered public accounting firm;
•Review the scope and results of the audit engagement with the independent registered public accounting firm, including the independent registered public accounting firm’s letters to the Audit Committee;
•Review and monitor the compensation of the Company’s independent registered public accounting firm and approve professional services provided by the independent registered public accounting firm, including the range of audit and non-audit fees;
•Review and monitor the independent auditor’s qualifications and independence; and
•Review the scope, plan and performance of our internal audit function.
The Board has determined that Dr. Allen and Messrs. Lieb and Whyte qualify as audit committee financial experts, as defined by the SEC, and that all of the members of the Audit Committee are financially literate under the current listing standards of the NYSE and meet the NYSE and SEC independence requirements for audit committee members.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2024 is discussed below under the heading “Audit Committee Report.”

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COMPENSATION COMMITTEE

Members: Gregory J. Whyte (Chair), Reginald H. Gilyard, Kathleen R. Allen	Independent: All	Meetings in 2024: Four

Responsibilities Include:
•Review and approve or make recommendations to the Board of Directors regarding remuneration levels for the Company’s chief executive officer and other executive officers;
•Review and approve, or make recommendations to the Board regarding the Company’s incentive compensation and equity-based plans;
•Conduct an annual review of the Company’s compensation philosophy and incentive programs to ensure these programs reflect the Company’s risk management philosophies, policies and processes;
•Grant cash and equity-based awards under the Company’s incentive compensation and equity-based plans; and
•Review the compensation of members of the Board of Directors.
The Board has determined that all of the members of the Compensation Committee are “independent” under the NYSE director independence standards (including those applicable to Compensation Committee members), and are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee to the extent permitted by applicable law.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: Reginald H. Gilyard (Chair), Kathleen R. Allen, Gregory J. Whyte	Independent: All	Meetings in 2024: Three

Responsibilities Include:
•Provide counsel to the Board of Directors on a broad range of issues concerning the composition and operation of the Board of Directors;
•Review the qualifications and competencies required for membership on the Board of Directors;
•Review and interview qualified candidates to serve on the Board of Directors;
•Oversee the structure, membership, and rotation of the committees of the Board of Directors;
•Review and consider developments in corporate governance to ensure that best practices are being followed; and
•Oversee sustainability, social and governance matters.
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” under the NYSE director independence standards.

Board Evaluation Process. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board of Directors and its committees. The Board of Directors also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

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Director Nominations. Identifying and recommending director candidates for election to our Board is a primary responsibility of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
On an annual basis, in making a recommendation to the Board in connection with a director’s nomination for election to the Board, the Nominating and Corporate Governance Committee reviews the following criteria as well as any other factor that they deem to be relevant:
•The candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•The candidate’s experience as a board member of another publicly held company;
•The candidate’s professional and academic experience relevant to the Company’s industry;
•The strength of the candidate’s leadership skills;
•The candidate’s experience in finance and accounting and / or executive compensation practices;
•Time constraints including service on other public company boards and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and
•The candidate’s geographic background, gender, age and ethnicity.
Our Nominating and Corporate Governance Committee evaluates each nominee in the context of the Board as a whole, with the objective of assembling a group to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
The Board is aware of and has considered the policies and guidelines adopted by certain proxy advisory firms and institutional investors with regard to the gender composition of boards of directors. The Board believes its current size and composition is appropriate based on consideration of all factors, including the Company’s size and tenure as a public company, the Company’s business, including the opportunities, challenges and risks associated with the Company’s portfolio and current business and market conditions, the current number of independent directors, and the skills, experience and diversity of the existing Board. In the event the Board determines to increase its size in the future, it intends to consider increasing the gender diversity of the Board, in conjunction with consideration of the other criteria set forth above.
With respect to the consideration of director nominees nominated by stockholders, our Nominating and Corporate Governance Committee will consider such candidates provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s Bylaws. Such properly nominated candidates will be evaluated in the same manner as those recommended by our Nominating and Corporate Governance Committee. See “Stockholder Proposals for the 2026 Annual Meeting” for additional information regarding stockholder nominations of director candidates.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with the Non-Executive Chairman or with the non-employee directors, as a group, regarding any matter that is within the responsibilities of the Board. Stockholders and interested parties should send their communications to the Board of Directors, or the non-employee directors, as a group, to c/o Orion Properties Inc., 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016, Attention: General Counsel and Secretary. All appropriate correspondence will be promptly forwarded by the General Counsel and Secretary to the Non-Executive Chairman. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

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Executive Officers

The following table sets forth the names and ages of each of the executive officers as of the date of this proxy statement and the position and office that each currently holds with the Company. Subject to certain rights set forth in their respective employment agreements, our executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions

Paul H. McDowell	64	Chief Executive Officer, President and Director*
Gavin B. Brandon	48	Chief Financial Officer, Executive Vice President and Treasurer
Christopher H. Day	47	Chief Operating Officer, Executive Vice President
Paul C. Hughes	57	General Counsel and Secretary
Gary E. Landriau	64	Chief Investment Officer, Executive Vice President
* See biographical summary under “Proposal 1: Election of Directors.”

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Gavin B. Brandon EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Biography:
Gavin B. Brandon has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 2021.
Before joining the Company, Mr. Brandon was the Chief Accounting Officer for VEREIT from October 2014 until November 2021 and was responsible for accounting, SEC and managerial reporting, taxation and operational accounting and served on VEREIT’s Investment Committee, Portfolio Strategy Committee, and Cyber Committee. Prior to being VEREIT’s Chief Accounting Officer, Mr. Brandon was the Chief Financial Officer for three publicly registered, non-listed Office and Industrial REITs, Cole Credit Income Trust, Inc., Cole Credit Income Trust II, Inc., and Cole Credit Property Trust II, Inc. which were managed by Cole Capital, the previously owned investment management segment of VEREIT. From 2011 until 2013, Mr. Brandon was the Principal Accounting Officer for two non-listed REITs, Cole Credit Property Trust II, Inc. and Cole Corporate Income Trust, Inc., both of which were externally managed by affiliates of Cole Real Estate Investments, Inc. at which Mr. Brandon held the same role. Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as a senior manager in the firm’s national office within real estate services and is a Certified Public Accountant.
Mr. Brandon earned a Bachelor of Arts degree from Weber State University and has served on Weber State University’s National Advisory Council since 2015.

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Christopher H. Day EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER

Biography:
Christopher H. Day has served as Executive Vice President, Chief Operating Officer of the Company since November 2021.
Before joining the Company, he served as Senior Vice President, Head of Portfolio and Retail Asset Management for VEREIT from 2018 until November 2021. He oversaw the asset management functions for the VEREIT’s portfolio of over 2,100 retail properties encompassing nearly 35 million square feet, including executing on strategic lease renewals and dispositions to maximize value for the VEREIT’s shareholders. In addition, Mr. Day also oversaw the portfolio management responsibilities of the VEREIT’s portfolio of nearly 3,900 retail, office, industrial and restaurant properties, including working with executive management to establish strategy for the VEREIT’s real estate portfolio that encompassed nearly 89 million square feet. Mr. Day was previously Vice President of Underwriting where he was part of a team that underwrote approximately $25 billion of closed acquisitions of multiple companies from 2007 to 2017.
Prior to joining VEREIT and its predecessor entities, Mr. Day was a Finance Associate for Corporex Companies, a privately held real estate investment company with broad holdings of office, industrial, land, residential and hotel assets throughout the United States. While at Corporex, Mr. Day assisted in the formation of Eagle Hospitality Properties Trust, a former NYSE publicly traded REIT that was formed to succeed to the full-service hotel business of Corporex.
Mr. Day graduated (Magna Cum Laude) from Mississippi State University with a Bachelor of Business Administration (Marketing) degree. He also obtained a Master of Business Administration (General) and Master of Science Business Administration (Finance) from Mississippi State University.

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Paul C. Hughes GENERAL COUNSEL AND SECRETARY

Biography:
Paul C. Hughes has served as the General Counsel and Secretary of the Company since November 2021.
Before joining the Company, Mr. Hughes served as General Counsel and Secretary of Hospitality Investors Trust, Inc. from March 2017 through November 2021, a real estate investment trust which was public until June 2021 and owns a diversified portfolio of strategically-located hotel properties throughout the United States within the select service market of the hospitality sector. Previously and while Hospitality Investors Trust was externally advised by AR Global, he served as Senior Vice President, Counsel – Hospitality at AR Global where he had worked since November 2013. Prior to joining AR Capital, the predecessor to AR Global, Mr. Hughes served as Vice President, General Counsel and Corporate Secretary of CapLease, from January 2005 until the consummation, in November 2013, of the merger of CapLease with and into VEREIT which was then externally advised by an affiliate of AR Capital. Prior to joining CapLease, Mr. Hughes was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP (now Hunton Andrews Kurth LLP) from September 2000 until January 2005, and at Parker Chapin LLP (now Troutman Pepper Locke LLP) from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997.
Mr. Hughes earned his JD (Summa Cum Laude) from New York Law School and his B.S. from Lehigh University.

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Gary E. Landriau EXECUTIVE VICE PRESIDENT, CHIEF INVESTMENT OFFICER

Biography:
Gary E. Landriau has served as Executive Vice President, Chief Investment Officer of the Company since November 2021.
Before joining the Company, Mr. Landriau served as Head of Office and Industrial Asset Management at VEREIT from July 2014 until November 2021, where he focused on risk management and led leasing and disposition transactions within VEREIT’s 53 million square foot office and industrial portfolio. Previously, Mr. Landriau served as Senior Vice President of CapLease from 1997 until 2013 where he completed acquisitions and dispositions in excess of $1.2 billion. Prior to CapLease, Mr. Landriau served as Vice President of Prudential Realty Group where he worked in the mortgage capital group and also helped manage more than $6 billion of debt and equity assets.
Mr. Landriau earned a Bachelor of Science in Mechanical Engineering from the Georgia Institute of Technology and a Master in Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

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Proposal Two Amendment and Restatement of the 2021 Equity Incentive Plan

GENERAL	BOARD RECOMMENDATION
The Board proposes that the stockholders of the Company approve the amended and restated Orion Properties Inc. 2021 Equity Incentive Plan (the “Amended 2021 Plan”), effective upon approval by the stockholders of the Company. As background, the Orion Office REIT Inc. 2021 Equity Incentive Plan was adopted and approved in November 2021 in connection with the Separation and prior to the Distribution (the “2021 Plan”). However, as of February 15, 2025, the 2021 Plan only has 281,492 shares of common stock available for issuance under new awards and 3,079,277 shares of common stock subject to outstanding awards (assuming that all performance-based restricted stock unit awards are paid at maximum). Our Board has determined that more shares are needed in order to attract and retain key employees, and as a result, on March 4, 2025, the Board approved the Amended 2021 Plan, subject to the approval of the Company’s stockholders. If approved by the Company’s stockholders, the maximum number of shares of our common stock that will be available for issuance under the Amended 2021 Plan will be 8,300,000, plus any shares subject to outstanding awards under the 2021 Plan that become forfeited or otherwise lapse.
VOTE
The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposed Amended 2021 Plan.

RATIONALE FOR THE BOARD’S RECOMMENDATION
The Board believes that the increase in the number of shares of common stock that may be issued under the Amended 2021 Plan and the other proposed amendments to the Amended 2021 Plan are in the best interest of the Company’s stockholders. In reaching its recommendation that the stockholders approve the proposed Amended 2021 Plan, the Board considered the following material factors, among others:
•The Board believes that making awards pursuant to the Amended 2021 Plan will further its philosophy of closely aligning the interests of the Company’s stockholders and management through long-term compensation awards paid in the form of equity interests in the Company that encourage and reward performance.
•As of February 15, 2025, the 2021 Plan only had 281,492 shares of common stock available for issuance under new awards. Accordingly, the pool size is insufficient to make the equity awards that are proposed to be made in 2025 and future years, and if stockholder approval of the proposed Amended 2021 Plan is not obtained, the Company may seek to substitute another form of incentive compensation in order to attract and retain key employees, which may include additional cash incentive compensation.

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•For purposes of determining the number of shares available for issuance under new awards, the Company is required to assume that performance-based restricted stock unit awards are paid at maximum, and there is substantial uncertainty as to whether and how many performance-based restricted stock units will eventually vest. This presents a timing issue for the Company in terms of having an adequate number of shares available in the 2021 Plan. For example, on December 31, 2024, the performance period concluded for the first round of performance-based restricted stock units made by the Company and which were awarded in March 2022, and only 14.8% of the performance-based restricted stock units vested and the remainder were forfeited. Additionally, with respect to performance-based restricted stock units granted in March 2023 and for which the performance period will conclude on December 31, 2025, if the performance period ended on December 31, 2024, the vesting percentage would be approximately 6%.
•Equity awards have been an integral part of the Company’s compensation program, and the Company’s executive compensation program has historically been below the median of its compensation peer group from compensation benchmarking purposes and not excessive1. Additionally, while the total annual value of awards made by the Company following the Distribution of its shares of common stock in November 2021 has only slightly increased over the three-year period 2022 through 2024, a disproportionately larger number of shares was required over this period to continue to compensate our key employees with equity to the same degree.
•The Company’s Compensation Committee has structured a long-term incentive compensation program that effectively utilizes equity-based compensation to incentive and reward performance that is in the best long-term interest of the Company’s stockholders. It is necessary for the Company’s stockholders to approve the Amended 2021 Plan for this program to continue. The performance-based restricted stock units that comprise part of the Company’s long-term incentive program will only vest if rigorous performance goals established by the Company’s Compensation Committee have been satisfied. With respect to the Company’s executive officers, one-half of the annual performance-based restricted stock unit awards made to date are based on the achievement of total shareholder return measured on an absolute basis and the other half of the annual awards are based on the achievement of the following operational performance criteria: volume of acquisitions over the three-year performance period, weighted average lease term of the Company’s property portfolio at the end of the performance period, volume of dispositions over the three-year performance period, and occupancy rate at the end of the performance period. For the Company’s chief executive officer, performance-based restricted stock units have comprised 60% of the annual awards made to date, and time-based restricted stock units have comprised 40% of the annual awards made to date. For the Company’s other executive officers, performance-based restricted stock units have comprised 50% of the annual awards made to date, and time-based restricted stock units comprised 50% of the annual awards made to date.
If approved by the Company’s stockholders, the Amended 2021 Plan will be effective as of May 14, 2025.
1 The Company used the following peer set for executive compensation benchmarking purposes for the year ending December 31, 2024: Brandywine Realty Trust, City Office REIT, Inc., Easterly Government Properties, Inc., Getty Realty Corp., Global Medical REIT Inc., LTC Properties, Inc., NETSTREIT Corp., One Liberty Properties, Inc., Plymouth Industrial REIT, Inc., Postal Realty Trust, Inc., and Summit Hotel Properties, Inc. The Compensation Committee determined to select these companies as peers primarily based on a combination of the following factors: industry (publicly traded real estate investment trusts), asset class, size (based on a variety of objective measures), the peer company cites the Company as a compensation peer, and inclusion of such peer in the most recent peer group selected by a proxy advisory firm.

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Approval of the Amended 2021 Plan will enable the Company to continue to provide these important incentive award opportunities. The proposed amendments to the Amended 2021 Plan would make the following material changes: (i) increase the number of shares of common stock that may be issued under the Amended 2021 Plan, (ii) extend the term of the Amended 2021 Plan, (iii) make certain modifications to the Amended 2021 Plan to prohibit the grant of stock options and stock appreciation rights with an exercise price or grant price lower than the fair market value of the underlying shares on the date of grant, and (iv) remove a provision giving the Company’s Compensation Committee discretion to allow transfers of stock options or stock appreciation rights to third parties during a grantee’s lifetime.
KEY FEATURES OF THE AMENDED 2021 PLAN
The Amended 2021 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•No automatic grants. The Amended 2021 Plan does not provide for automatic grants to any participant.
•No tax “gross-ups”. The Amended 2021 Plan does not provide for any tax “gross-ups” or similar payments to defray any tax liability associated with issuance of awards under the 2021 Amended Plan.
•No repricing of options or stock appreciation rights. The Amended 2021 Plan prohibits the repricing of stock options or stock appreciation rights without prior stockholder approval.
•No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.
•No liberal share recycling. Shares of common stock tendered or held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right not delivered upon exercise are considered delivered for purposes of the Amended 2021 Plan and therefore will not be deemed to remain or become available under the Amended 2021 Plan.
•Minimum vesting for equity awards. The Amended 2021 Plan generally provides for a minimum vesting period of one year for awards. The minimum vesting condition is subject to the Company’s Compensation Committee’s discretion to accelerate the vesting of any award in circumstances involving the grantee’s death, disability, retirement or termination of service or in the event of a change of control of the Company and to a 5% of shares in the available pool exception.
•No “evergreen” provision. There is no evergreen provision pursuant to which the shares authorized for issuance under the Amended 2021 Plan can be automatically replenished.
•Double-trigger change of control vesting. Awards assumed by a successor company in connection with a change of control will not automatically vest and pay out solely as a result of the change of control.
•Clawback policy implementation. All performance-based awards under the Amended 2021 Plan will be subject to the applicable terms of the Company’s clawback policies, as may be in effect from time to time.
BURN RATE
Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of the Amended 2021 Plan. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. For purposes of this calculation, we include performance-based restricted stock units when they vest rather than when they are granted, given the substantial uncertainty as to whether and

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how many performance-based restricted stock units will vest. As shown in the table below, our three-year average burn rate is 0.78%.

	2022	2023	2024	Three-year Average
Time-based restricted stock units granted	144,594	363,745	771,870	426,736
Performance-based restricted stock units vested	—	—	31,080	10,360
Total awards	144,594	363,745	802,950	437,096
Performance-based restricted stock units granted (at maximum)	212,154	509,273	1,613,592	778,340
Weighted average shares outstanding (basic)	56,631,826	56,409,734	55,903,023	56,314,861
Burn rate	0.26%	0.64%	1.44%	0.78%

SUMMARY OF THE AMENDED 2021 PLAN
The following paragraphs summarize the more significant features of the Amended 2021 Plan and the proposed amendments. The text of the amended and restated Amended 2021 Plan is attached to this proxy statement as Annex A. The full text of the 2021 Plan, as currently in effect and prior to the proposed amendment and restatement, has been filed with the SEC. If the proposed amendment and restatement of the Amended 2021 Plan is not approved, the provisions of the 2021 Plan, prior to the proposed amendment and restatement, will remain in effect until it is terminated or expires in accordance with its terms.
PLAN ADMINISTRATION
The Amended 2021 Plan is administered by the Compensation Committee of our Board of Directors (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2021 Plan, to accelerate the exercisability or vesting of any award in circumstances involving the grantee’s death, disability, retirement or termination of employment or service relationship or a change in control and to otherwise administer the Amended 2021 Plan and the awards granted thereunder. Subject to applicable law, the Administrator may delegate to our Chief Executive Officer, or his or her delegate, the authority to exercise any and all of the Administrator’s authority and duties with respect to the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not himself or herself, subject to certain limitations.
ELIGIBILITY
All officers, employees, non-employee directors and consultants of Orion and its subsidiaries are eligible to receive awards under the Amended 2021 Plan, which as of December 31, 2024, approximates 50 individuals eligible to participate. Persons eligible to participate in the Amended 2021 Plan are those officers, employees, non-employee directors and consultants as selected from time to time by the Administrator, as well as such other persons selected from time to time by the Administrator to whom issuances of shares under the Amended 2021 Plan may be registered and permitted under applicable securities laws.

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SHARES OF COMMON STOCK AVAILABLE
The maximum number of shares of our common stock that are authorized for issuance under the Amended 2021 Plan is 8,300,000 shares, subject to adjustment as set forth in the Amended 2021 Plan. Subject to such overall limitations, shares of our common stock may be issued up to such maximum number pursuant to any type or types of award; provided, however, that no more than 8,300,000 shares of our common stock may be issued in the form of incentive stock options.
Shares of our common stock underlying awards granted under the Amended 2021 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the Amended 2021 Plan. Notwithstanding the foregoing, the following shares will not be added to shares authorized for grant under the Amended 2021 Plan: (i) shares tendered or held back upon the exercise of stock options or settlement of an award to cover the exercise price or tax withholding and (ii) shares subject to stock appreciation rights that are not issued in connection with the stock settlement of the stock appreciation right upon exercise. In the event that we repurchase shares of our common stock on the open market, such shares shall not be added to the shares of common stock available for issuance under the Amended 2021 Plan. The shares available for issuance under the Amended 2021 Plan may be authorized but unissued shares of our common stock or shares of our common stock reacquired by us. Any shares of common stock issued pursuant to assumed or substituted awards granted in connection with the acquisition of another company will not reduce the number of shares authorized for grant under the Amended 2021 Plan. In addition, in connection with the acquisition of another company, we may assume outstanding awards granted by another company as if they had been granted under the Amended 2021 Plan or grant awards under the Amended 2021 Plan in substitution of such outstanding awards, in each case, to the extent the applicable award recipient is eligible to be granted such an award under the Amended 2021 Plan. Any shares of common stock issued pursuant to such assumed or substituted awards will not reduce the number of shares authorized for grant under the Amended 2021 Plan.
The Amended 2021 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year (the “director limit”) may not exceed $1,000,000 (subject to exceptions for individual non-employee directors in extraordinary circumstances).
TYPES OF AWARDS
The types of awards permitted under the Amended 2021 Plan include stock options, stock appreciation rights, restricted stock unit awards, restricted stock awards, unrestricted stock awards, dividend equivalent rights and other equity-based awards. Subject to the overall limit on the number of shares that may be issued under the Amended 2021 Plan, shares of common stock may be issued up to such maximum number pursuant to any type of award; provided that no more than 8,300,000 shares of common stock (plus, to the extent permitted by the Code, any shares added back to the Amended 2021 Plan as described above) may be issued in the form of incentive stock options.
STOCK OPTIONS
The Amended 2021 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2021 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. Incentive stock options may be granted only to employees of Orion or any subsidiary. The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The

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Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership following such procedures as we may prescribe) of shares of common stock that are not subject to restrictions under any other plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified stock options to be exercised using a net exercise feature which reduces the number of shares of common stock issued to the optionee by the number of shares of common stock with a fair market value equal to the exercise price. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares of common stock subject to incentive stock options that first become exercisable by a participant in any one calendar year. The proposed amendments to the Amended 2021 Plan would remove any exceptions that exist in the 2021 Plan for grants of stock options with an exercise price or grant price lower than the fair market value of the underlying shares on the date of grant.
STOCK APPRECIATION RIGHTS
The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our shares of common stock on the date of grant. Stock appreciation rights are settled in cash or shares of common stock. In addition, no stock appreciation right shall be exercisable more than ten years after the date the stock appreciation right is granted. The proposed amendments to the Amended 2021 Plan would remove any exceptions that exist in the 2021 Plan for grants of stock appreciation rights with an exercise price or grant price lower than the fair market value of the underlying shares on the date of grant.
RESTRICTED STOCK UNITS
Restricted stock unit awards are payable in the form of shares of common stock (or cash, to the extent expressly provided in the award agreement) and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to defer settlement of his or her restricted stock units to one or more dates specified in the applicable award agreement or elected by the participant.
RESTRICTED STOCK
The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain pre-established performance goals and/or continued employment or service through a specified restriction period. If the lapse of restrictions with respect to the shares of common stock is tied to attainment of vesting conditions, any cash dividends paid by the Company during the vesting period will be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the award; provided, that to the extent provided for in the applicable award agreement or by the Administrator, an amount equal to such cash dividends retained by the Company or repaid by the grantee, may be paid to the grantee upon the lapsing of such restrictions.
UNRESTRICTED STOCK
The Amended 2021 Plan gives the Administrator discretion to grant stock awards free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

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DIVIDEND EQUIVALENT RIGHTS
Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to cash dividends on a specified number of shares of common stock. Dividend equivalent rights may be settled in cash or stock and are subject to other conditions as the Administrator shall determine. Dividend equivalent rights may be granted to any grantee as a component of an award or as a freestanding award. For a dividend equivalent right granted as a component of an award under the Amended 2021 Plan, such dividend equivalent right will be settled only upon settlement or payment of, or lapse of restrictions on, such award, and such dividend equivalent right will be forfeited under the same conditions as such award.
OTHER EQUITY-BASED AWARDS
The Administrator may grant units in the Company’s operating partnership or other units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary (or other affiliate of the Company), with any stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the Amended 2021 Plan.
ADJUSTMENT FOR STOCK DIVIDENDS, STOCK SPLITS, ETC.
The Amended 2021 Plan requires the Administrator to make appropriate equitable adjustments to the number and kind of shares of our common stock that are subject to issuance under the Amended 2021 Plan, to certain limits in the Amended 2021 Plan, and to outstanding awards under the Amended 2021 Plan, as well as equitable adjustments to the purchase price or exercise price, as applicable, of outstanding awards under the Amended 2021 Plan, to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s capital stock, including as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company.
SALE EVENT OR CHANGE IN CONTROL
The Amended 2021 Plan provides that in the event of a Sale Event or upon a Change in Control, as defined in the Amended 2021 Plan, outstanding awards may be assumed, continued or substituted with new awards of the successor entity. In connection with any Sale Event or upon a Change in Control in which shares are exchanged for or converted into the right to receive cash, outstanding unvested awards may be converted into the right to receive an amount of cash equal to the per share cash consideration multiplied by the number of shares subject to such awards (net of any applicable exercise prices), subject to any remaining vesting provisions relating to such awards. To the extent that outstanding awards are not assumed, continued or substituted, such awards will terminate, unless otherwise provided in the award agreement, and each award that is terminated will become vested and fully exercisable and the Company will take one of the following actions with respect to each such award (with the choice to be made by the Administrator in its sole discretion): (i) make or provide for a payment, in cash or in kind, to the grantee holding such awards, in an amount equal to the excess, if any, of (A) the per share consideration from such Sale Event or Change in Control multiplied by the number of shares subject to such awards (to the extent then vested, after taking into account any acceleration, at prices not in excess of the per share amount of such consideration) above (B) the aggregate exercise price for such shares subject to such awards; or (ii) in the event that such award is a stock option or stock appreciation right, permit the grantee holding such awards, within a specified period of time prior to such termination, as determined by the Administrator, to exercise the awards (to the extent such awards would be exercisable, after taking into account any acceleration).

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FOREIGN AWARD RECIPIENTS, CLAWBACK, TRANSFERABILITY AND WITHHOLDING
Subject to the requirements of applicable U.S. law, in order to comply with the laws of other countries in which Orion or its subsidiaries operate or have employees or other individuals eligible for awards, the Administrator may (i) determine which subsidiaries will be covered by the Amended 2021 Plan, (ii) determine which individuals located outside of the United States are eligible to participate in the Amended 2021 Plan, (iii) modify the terms and conditions of awards granted to individuals outside the United States or (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. All awards will be subject to the Company’s claw back policy as in effect from time to time. Except as the Administrator may determine or provide in an award agreement, awards under the Amended 2021 Plan are generally non transferrable, except by will or the laws of descent and distribution, or pursuant to a domestic relations order and are generally exercisable only by the grantee (or the grantee’s legal representative or guardian). Participants in the Amended 2021 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any exercise, vesting or settlement of awards, as applicable. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued. Additionally, the Administrator may provide for mandatory share withholding up to the required withholding amount. The Administrator may also require tax withholding obligations to be satisfied by an arrangement where shares issued pursuant to an award are immediately sold and proceeds from such sale are remitted to us in an amount to satisfy such tax withholding obligations.
AMENDMENTS AND TERMINATION
The proposed Amended 2021 Plan would extend the term of the Amended 2021 Plan to May 14, 2035. Our Board of Directors may, at any time, amend or discontinue the Amended 2021 Plan and the Administrator may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall materially and adversely affect rights under any outstanding award without the holder’s consent. Other than as set forth in the Amended 2021 Plan, the Administrator may not exercise its discretion to reduce the exercise price of outstanding stock option or stock appreciation rights or effect repricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash or other awards. Our Board of Directors, in its discretion, may determine to make any amendments to the Amended 2021 Plan, subject to the approval of our stockholders for purposes of complying with the rules of any securities exchange or market system on which our stock is listed or ensuring that incentive stock options granted under the Amended 2021 Plan are qualified under Section 422 of the Code.
FEDERAL INCOME TAXES
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Amended 2021 Plan, based on current statutes, regulations and interpretations.
Non-qualified Stock Options
If a participant is granted a non-qualified stock option under the Amended 2021 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s tax basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. We will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

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Incentive Stock Options
If a participant is granted an incentive stock option under the Amended 2021 Plan, the participant will not recognize taxable income upon grant of the option. Generally, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option satisfy applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise), the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards
The current federal income tax consequences of other awards authorized under the Amended 2021 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Internal Revenue Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock units and stock appreciation rights generally result in income recognition by a participant at the time vesting and settlement of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Stock appreciation right awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the spread between the amount paid in cash and the then current fair market value of the shares received by the participant. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Internal Revenue Code Section 162(m) with respect to covered employees.
Withholding
The Amended 2021 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee has authorized an employee participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant.
NEW PLAN BENEFITS
The Compensation Committee has determined that it will make the following awards if the proposed Amended 2021 Plan is approved by the Company’s stockholders. The awards represent the 2025 incentive awards to the executive officers and other employees of the Company. The awards will be in the form of restricted stock units a total of 916,845 of which will be eligible to vest based on the recipient’s continued service with the Company and a total of 1,474,634 of which will be eligible to vest in a number ranging from 0% to 100% of the total number of restricted stock units granted based on the Company’s total shareholder return measured on an absolute basis and certain operational performance metrics, in each case, during a three-year performance period, subject to the recipient’s continued service with the Company. See “Executive Compensation—Equity Compensation” included elsewhere in this proxy statement.

2025 Proxy Statement	41	Orion Properties Inc.

ORION PROPERTIES INC. AMENDED 2021 PLAN

Name and Position	Dollar Value ($)	Number of Units (#)

Paul H. McDowell Chief Executive Officer, President	1,600,000	1,038,344
Gavin B. Brandon Executive Vice President (“EVP”), Chief Financial Officer and Treasurer	550,000	336,784
Gary Landriau EVP, Chief Investment Officer	200,000	122,466
Executive Group	3,100,000	1,956,844
Non-Executive Director Group	___	___
Non-Executive Officer Employee Group	890,000	434,635
In addition to stockholder approval of the proposed Amended 2021 Plan, the following additional conditions must also be satisfied for the above awards to become effective:
•the listing of the additional shares of common stock authorized for issuance under the Amended 2021 Plan on the New York Stock Exchange;
•the registration of such additional shares with the Securities and Exchange Commission; and
•the recipient of the award continues to be employed by the Company at the time all of the above conditions have been satisfied.
The above awards will not be made if stockholder approval of the proposed Amended 2021 Plan is not obtained and the other conditions set forth above are not satisfied, however, the Company may seek to substitute another form of incentive compensation in order to attract and retain key employees, which may include additional cash compensation. Except for the awards in the above table, no determinations have been made as to the type or amounts of awards that may be granted to any participant in the Amended 2021 Plan.
VOTE REQUIRED
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amended 2021 Plan.

BOARD RECOMMENDATION The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposed Amended 2021 Plan.

2025 Proxy Statement	42	Orion Properties Inc.

Proposal Three Ratification of Appointment of Independent Registered Public Accounting Firm

GENERAL	BOARD RECOMMENDATION
The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG was first appointed as our independent registered public accounting firm in 2021, to audit the financial statements of the Company for the fiscal year ending December 31, 2021. Stockholder ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG in the future. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.
VOTE

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

2025 Proxy Statement	43	Orion Properties Inc.

FEES TO KPMG Aggregate fees for professional services rendered by KPMG for the years ended December 31, 2023 and December 31, 2024, were as follows (in thousands):

	2023	2024

Type of Service	($)	($)

Audit Fees(1)	437	483
Audit-Related Fees(2)	—	34
Tax Fees	—	—
All Other Fees	—	—
Total	437	517
(1)Includes fees for professional services rendered for year-end 2023 and 2024 audit services, and KPMG’s consent to incorporation by reference of its audit opinion in the Company’s shelf registration statement filings.
(2)Includes fees for audit-related consulting services.
PRE-APPROVAL POLICIES AND PROCEDURES
To help ensure the independence of the independent auditor, the Audit Committee’s charter requires that the Audit Committee pre-approve all audit and non-audit services to be performed by its independent auditor prior to the engagement of such independent auditor by the Company or its subsidiaries. The Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approvals regarding the Company’s engagement of the independent auditor for audit and non-audit services, provided that any such approvals must be presented to the full Audit Committee at a subsequent meeting and the Audit Committee must be informed of each non-audit service provided by the independent auditor. All services provided to us by the Company’s independent auditor have been pre-approved by the Audit Committee or the Chairman of the Audit Committee in accordance with the aforementioned delegation.
VOTE REQUIRED
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm.

BOARD RECOMMENDATION
The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

2025 Proxy Statement	44	Orion Properties Inc.

Audit Committee Report *

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. The Company’s independent auditor is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with GAAP. In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024 were prepared in accordance with GAAP. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee received the written disclosures and a letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2024 be included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee
Richard J. Lieb (Chair)
Kathleen R. Allen
Gregory J. Whyte

*	The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

2025 Proxy Statement	45	Orion Properties Inc.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table shows the amount of securities available under the 2021 Plan as of December 31, 2024, the only compensation plan under which equity securities of the Company are reserved for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)($)	Securities available for future issuance under equity compensation plans(3) (excluding securities reflected in column (a)) (c)(#)

Equity compensation plans approved by security holders	3,079,277	—	281,492
Equity compensation plans not approved by security holders	—	—	—
Total	3,079,277		281,492
(1)Includes awards of time-based restricted stock units and performance-based restricted stock units (assuming the maximum level of performance achievement) as of December 31, 2024. Assumes settlement of performance-based restricted stock unit awards granted in March 2022 the performance period for which concluded on December 31, 2024, and a portion of which have vested and a portion of which have been forfeited.
(2)Because there is no exercise price associated with restricted stock units, such awards are not included in the weighted average exercise price calculation.
(3)Represents the total number of shares of common stock reserved for issuance under the Company’s equity compensation plans that remain available for future awards as of December 31, 2024.

2025 Proxy Statement	46	Orion Properties Inc.

Executive Compensation

The following section discusses the material components of the executive compensation program for our Chief Executive Officer, our Chief Financial Officer, and the next most highly paid executive officer of the Company for the year ended December 31, 2024 (collectively, the “NEOs”). In 2024 our NEOs and their positions with the Company were as follows:

Paul H. McDowell, our Chief Executive Officer, President
Gavin B. Brandon, our Executive Vice President, Chief Financial Officer and Treasurer
Gary Landriau, our Executive Vice President, Chief Investment Officer
On March 5, 2025, the Company announced that Mr. Landriau will be retiring, effective June 30, 2025. In connection with Mr. Landriau’s retirement, Mr. Landriau and the Company entered into a retirement and consultancy agreement, which is more fully described in the “Executive Compensation Arrangements” section below.
SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid to or earned by our NEOs for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)

Paul H. McDowell Chief Executive Officer, President	2024	581,039	—	2,559,997	779,640	31,572	3,952,248
	2023	563,835	—	2,121,330	756,278	14,316	3,455,759
Gavin B. Brandon Executive Vice President (“EVP”), Chief Financial Officer and Treasurer	2024	474,715	—	825,002	636,795	17,517	1,954,029
	2023	461,319	—	699,344	618,773	10,201	1,789,637
Gary E. Landriau EVP, Chief Investment Officer	2024	343,265	—	599,997	423,729	22,034	1,389,025

(1)Represents base salary earned by our NEOs in the applicable fiscal year.
(2)Amounts reflect the grant date fair value of restricted stock unit awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-Based Compensation” to the Company’s consolidated financial statements

2025 Proxy Statement	47	Orion Properties Inc.

included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025. These amounts reflect the Company’s estimated compensation cost under ASC Topic 718 for these awards and do not correspond to the actual values, if any, that will be realized by the executives.
(3)Amounts in the Non-Equity Incentive Compensation column represent cash bonuses awarded to each of our NEOs with respect to 2023 and 2024. The amount of the actual cash bonus paid to each NEO with respect to 2024 is discussed in more detail under “Non-Equity Compensation – 2024 Annual Cash Bonus Program” below.
(4)The table below shows the components of “All Other Compensation” for 2024, which include dividend equivalents paid on restricted stock unit (“RSU”) awards, Company 401(k) matching contributions and Company-paid long-term disability.

Name	Dividend Equivalents Paid on RSU Stock Awards ($)	Company 401(k) Match ($)	Long-Term Disability ($)

Paul H. McDowell	24,073	6,750	749
Gavin B. Brandon	10,072	6,750	695
Gary E. Landriau	14,520	6,750	763
The Compensation Committee has retained Ferguson Partners Consulting L.P. (“FPC”), a nationally-known independent executive compensation and benefits consulting firm specializing in the real estate industry, to advise the Compensation Committee with respect to executive officer compensation decisions for fiscal year 2024 and executive officer opportunities, plan and design for fiscal year 2025, including a comparison of compensation levels, mix and plan structure with a group of pre-defined peer companies. FPC has served as the Compensation Committee’s independent compensation adviser since the Distribution, and prior to that was engaged by Realty Income to provide executive compensation consulting services with respect to the initial base salary, annual bonus and equity-based award levels for our executive officers at the time of the Distribution. The compensation framework of the Company for its executive officers is designed to foster a performance-driven, pay-for-performance culture that is intended to align our executive officers’ interests with those of our stockholders while also rewarding our executive officers for superior individual achievements that promote the long-term value of the Company. The key elements of the compensation for each of our NEOs are summarized below.
NON-EQUITY COMPENSATION
Base Salary
The base salary payable to each of our NEOs provides a fixed component of compensation that reflects the NEO’s position and responsibilities and is based on market analysis. The base salaries for our NEOs were established in the context of the nature of the respective NEO’s particular position, the responsibilities associated with that position, length of service with the Company and its predecessors, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, our Chief Executive Officer’s recommendations (with the exception of his own base salary) and our overall compensation philosophy. As further described below, the respective employment arrangements of our NEOs provide for a specified or minimum base salary determined in accordance with these criteria.
Effective as of March 1, 2024, Mr. McDowell’s annual base salary was adjusted to $584,000, Mr. Brandon’s annual base salary was adjusted to $477,000 and Mr. Landriau’s annual base salary was adjusted to $345,000. As a result of Mr. Landriau’s previously announced retirement, Mr. Landriau did not receive a base salary adjustment for 2025. Also, Messrs. McDowell and Brandon declined a base salary adjustment for 2025.

2025 Proxy Statement	48	Orion Properties Inc.

2024 Annual Cash Bonus Program
In February 2024, the Compensation Committee approved an annual incentive program for the Company’s 2024 fiscal year (the “2024 Bonus Program”). Under the 2024 Bonus Program, each NEO was eligible to earn an annual incentive bonus based on the applicable NEO’s individual performance and the Company’s achievement of performance goals relating to (1) Core FFO per share, (2) total general and administrative expenses (“G&A expenses”), and (3) Net Debt to Adjusted EBITDA. The weighting of each component of the 2024 Bonus Program was as follows:

Bonus Component	Weighting (%)

Individual Performance	33
Core FFO per share(1)	30
G&A expenses	13
Net Debt to Adjusted EBITDA(1)	24
(1)     Core FFO and Net Debt and Adjusted EBITDA are non-GAAP financial measures. See the Company’s Supplemental Information Package for 2024 Fourth Quarter and Year End for the definition of these terms.
Under the 2024 Bonus Program, 50% of each target bonus component was to be earned for performance at the threshold level, 100% of each target bonus component was to be earned for performance at the target level and 150% of each target bonus component was to be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum performance levels was to be interpolated on a straight-line basis.
Pursuant to their respective employment agreements (as described more fully below), in 2024 each of our NEOs was eligible to earn an annual cash bonus targeted at a percentage of the NEO’s base salary as follows: 100% for Mr. McDowell, 100% for Mr. Brandon and 92% for Mr. Landriau.
In March 2025, the Compensation Committee awarded the NEOs the following cash bonuses with respect to the Company’s 2024 fiscal year based on the applicable NEO’s performance and the Company’s achievement of the performance goals set forth above.

Name	2024 Cash Bonus ($)

Paul H. McDowell	$779,640
Gavin B. Brandon	$636,795
Gary E. Landriau	$423,729

2025 Proxy Statement	49	Orion Properties Inc.

2025 Annual Cash Bonus Program
In March 2025, the Compensation Committee approved an annual incentive program for the Company’s 2025 fiscal year (the “2025 Bonus Program”). Under the 2025 Bonus Program, each NEO is eligible to earn an annual incentive bonus based on the applicable NEO’s individual performance and the Company’s achievement of performance goals relating to (1) Core FFO per share, (2) G&A expenses, and (3) Net Debt to Adjusted EBITDA. The weighting of each component of the 2025 Bonus Program is as follows:

Bonus Component	Weighting (%)

Individual Performance	33
Core FFO per share	30
G&A expenses	13
Net Debt to Adjusted EBITDA	24
Under the 2025 Bonus Program, 50% of each target bonus component will be earned for performance at the threshold level, 100% of each target bonus component will be earned for performance at the target level and 150% of each target bonus component will be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum performance levels will be interpolated on a straight-line basis.
Pursuant to their respective employment agreements (as described more fully below), in 2025 Messrs. McDowell and Brandon will be eligible to earn an annual cash bonus targeted at 100% of such NEO’s base salary. Pursuant to his employment agreement (as described more fully below), Mr. Landriau’s target bonus percentage is 92% of his base salary, and pursuant to and subject to his retirement and consultancy agreement (as defined below), he will be eligible for payment under the 2025 Bonus Program as though performance was achieved at target, prorated through June 30, 2025 (50% of such target bonus).
EQUITY COMPENSATION
We maintain the 2021 Plan pursuant to which we may grant equity incentive awards to our non-employee directors, employees (including the NEOs) and consultants of the Company and its subsidiaries. Each of our NEOs currently holds restricted stock unit awards under the 2021 Plan.
In each of February 2024 and March 2025, the Compensation Committee approved awards to the NEOs of performance-based RSUs and time-based RSUs covering shares of the Company’s common stock (collectively, the “awards”), under the 2021 Plan. As described under “Proposal Two – Amendment and Restatement of the 2021 Equity Incentive Plan – New Plan Benefits,” the March 2025 awards are subject to the following conditions: (i) approval by the Company’s stockholders of the proposed Amended 2021 Plan, (ii) the listing of the additional shares of common stock authorized for issuance under the Amended 2021 Plan on the New York Stock Exchange, (iii) the registration of such additional shares with the Securities and Exchange Commission, and (iv) the recipient of the award continues to be employed by the Company at the time the foregoing conditions have been satisfied. The March 2025 awards will not be made if stockholder approval to the proposed Amended 2021 Plan is not obtained and the other conditions set forth above are not satisfied, however, the Company may seek to substitute another form of incentive compensation in order to attract and retain key employees, which may include additional cash compensation. The following is a brief description of the material terms and conditions of the February 2024 and March 2025 awards.

2025 Proxy Statement	50	Orion Properties Inc.

Performance-Based RSUs
General - Pursuant to the performance-based RSUs, each NEO is eligible to vest in a number of RSUs ranging from 0% to 100% of the total number of RSUs granted (which is equal to the maximum number of RSUs that may be earned), based on the Company’s total shareholder return (“TSR”) measured on an absolute basis and certain operational performance metrics, in each case, during a three-year performance period, subject to the NEO’s continued service with the Company. The performance period for the RSUs awarded in February 2024 commenced on January 1, 2024, and concludes on December 31, 2026 (the “2024 Performance-Based RSUs”) and the performance period for the RSUs approved by the Compensation Committee in March 2025 commenced on January 1, 2025, and concludes on December 31, 2027 (the “2025 Performance-Based RSUs” and together with the 2024 Performance-Based RSUs, the “Performance-Based RSUs”).
Performance Vesting
The 2024 Performance-Based RSUs are eligible to vest based on the Company’s (i) absolute TSR performance over the performance period (“Company TSR”) (50%), (ii) achievement of acquisition related performance metrics (10%), (iii) achievement of average lease term performance metrics (20%), (iv) achievement of disposition related performance metrics (10%) and (v) achievement of occupancy rate performance metrics (10%).
The 2025 Performance-Based RSUs are eligible to vest based on the Company’s (i) absolute TSR performance over the performance period (“Company TSR”) (50%), (ii) achievement of acquisition related performance metrics (10%), (iii) achievement of average lease term performance metrics (20%), (iv) achievement of disposition related performance metrics (10%) and (v) achievement of occupancy rate performance metrics (10%).
In the event that the applicable performance metric is achieved at the “threshold,” “target” or “maximum” level as specified in the applicable award agreement, the performance-based RSUs eligible to vest based on achievement of such performance metrics will become vested with respect to the percentage of such performance-based RSUs set forth below:

Performance Vesting Percentage (%)

Below “Threshold Level”	0
“Threshold Level”	25
“Target Level”	50
“Maximum Level”	100
If the applicable performance vesting percentage falls between the levels specified as “threshold” and “target” or between the levels specified as “target” and “maximum”, such performance vesting percentage will be determined using straight-line linear interpolation between such levels. The Company’s TSR vesting percentage will be reduced by 1.0% for each percentile that the Company’s TSR relative to a specified group of peer companies is below the 20th percentile, and 1.0% for each percentile that the Company’s TSR performance relative to such peer companies is above the 80th percentile (provided that in no event will the absolute TSR vesting percentage exceed 100%) during the applicable performance period.

2025 Proxy Statement	51	Orion Properties Inc.

Change in Control - In the event that a change in control of the Company occurs prior to the completion of the applicable performance period, the NEO has not incurred a termination of service prior to such change in control and the awards of Performance-Based RSUs are not continued, converted, assumed or replaced by the successor or surviving entity in such change in control, then the Performance-Based RSUs will vest with respect to a number of RSUs equal to the greater of (x) the number of RSUs which would have vested based on actual performance levels as of, and assuming the completion of the applicable performance period as of the date of such change in control, and (y) the number of RSUs which would vest at target performance levels. Any such RSUs that have not fully vested as of the date on which the change in control occurs will be cancelled and forfeited by the executive.
Certain Terminations of Service - If an NEO’s service is terminated by the Company other than for “cause,” by the NEO for “good reason,” or due to the NEO’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the applicable performance period, the Performance-Based RSUs will vest with respect to a number of RSUs equal to the greater of (x) the number of RSUs which would have vested based on actual performance levels as of the date of such qualifying termination, and (y) the number of RSUs which would vest at target performance levels. Any such RSUs that do not become fully vested in accordance with the preceding sentence upon the administrator’s determination, will be cancelled and forfeited by the NEO.
Payment - Any RSUs that become vested will be paid to the NEO in whole shares of the Company’s common stock within 20 days after the applicable vesting date.
Dividend Equivalents - Each Performance-Based RSU award is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the NEO to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes vested will be paid within 45 days following the date on which the RSU becomes vested. Upon the NEO’s termination of service for any reason, the NEO will not be entitled to any dividend equivalent payments with respect to any RSUs that do not become vested.
The table below sets forth the target and maximum number of RSUs subject to each Performance-Based RSU Award:

	2024 Performance-Based RSUs		2025 Performance-Based RSUs
Name	Target (#)	Maximum (#)	Target (#)	Maximum (#)

Paul H. McDowell	398,983	797,966	381,833	763,666
Gavin B. Brandon	114,292	228,584	109,379	218,758
Gary E. Landriau(1)	83,121	166,242	39,774	79,548
(1)     In accordance with the terms of Mr. Landriau’s retirement and consultancy agreement, Mr. Landriau's grant of RSUs was prorated through June 30, 2025 (50% of Mr. Landriau's historical annual grant).

2025 Proxy Statement	52	Orion Properties Inc.

On December 31, 2024, the performance period for the performance-based RSUs granted by the Company in March 2022 (the “2022 Performance-Based RSUs”) concluded. The table below sets forth the target and maximum number of 2022 Performance-Based RSUs, and the actual number of RSUs that became vested and have been paid to the applicable NEO.

	2022 Performance-Based RSUs
Name	Target (#)	Maximum (#)	Actual (#)

Paul H. McDowell	54,024	108,047	15,989
Gavin B. Brandon	15,476	30,951	4,580
Gary E. Landriau	11,255	22,510	3,331

Actual performance with respect to the 2022 performance-based RSUs was between target and maximum for one metric, which represented 20% of the award (average lease term) and resulted in a payout of 74.0% of maximum level. All other performance metrics, which comprised 80% of the 2022 performance-based RSU award were below threshold and therefore resulted in no payout (i.e., absolute Company TSR, acquisition related performance metric, disposition related performance metric and occupancy rate performance metric).
Time-Based RSUs
General - Pursuant to the time-based RSU awards, each NEO is eligible to vest in a number of RSUs that are subject to vesting based on the NEO’s continued service with the Company.
Vesting - Each award of time-based RSUs will vest as to one-third of the RSUs on each of the first three anniversaries of the applicable grant date (February 26, 2024 for the time-based RSUs awarded in February 2024 and March 3, 2025 for the time-based RSUs approved by the Compensation Committee in March 2025), subject to the NEO’s continued service through each applicable vesting date.
Dividend Equivalents - Each time-based RSU award is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes vested will be paid within 45 days following the date on which the RSU becomes vested. The NEO will not be entitled to any dividend equivalent payments with respect to any RSUs that are forfeited prior to vesting.
Certain Terminations of Service - If an NEO’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive for “good reason” (each as defined in the applicable award agreement), the time-based RSUs will vest in full upon such termination. In addition, if an NEO’s service is terminated due to the NEO’s death or “disability” (as defined in the applicable award agreement), then a pro-rata portion of the time-based RSUs will vest based on the number of whole months during the vesting period prior to the date of such termination. Upon an NEO’s termination of service for any other reason, any then-unvested time-based RSUs will automatically be cancelled and forfeited by the NEO.

2025 Proxy Statement	53	Orion Properties Inc.

The table below sets forth the number of time-based RSUs awarded to each NEO during 2024 and 2025. As described under “Equity Compensation” above, the 2025 awards are subject to certain conditions.

Name	2024 Time-Based RSUs (#)	2025 Time-Based RSUs (#)

Paul H. McDowell	193,353	274,678
Gavin B. Brandon	83,082	118,026
Gary E. Landriau(1)	60,423	42,918
(1)     In accordance with the terms of Mr. Landriau’s retirement and consultancy agreement, Mr. Landriau's grant of RSUs was prorated through June 30, 2025 (50% of Mr. Landriau's historical annual grant).
Timing of Equity Grants
Equity incentive awards are granted to NEOs generally during the first quarter of each year at a regular compensation committee meeting scheduled usually within one or two days prior to public release of the Company’s year-end financial results. Each incentive award is stated in a dollar value and the number of shares of the Company’s common stock is determined by dividing the dollar value by the closing price of a share of the Company’s common stock on the fifth trading day after the Company issues its year-end earnings press release and files its Form 10-K for the prior fiscal year, rounded to the nearest whole share, except that for the Company TRS performance-based RSUs, the number of shares of the Company’s common stock is determined by dividing the dollar value by the fair value of such award on the date it is granted utilizing a Monte Carlo simulation, rounded to the nearest whole share.
OTHER ELEMENTS OF COMPENSATION
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, which includes a matching contribution by the Company. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, with such matching contributions not to exceed $6,750 per year.
Employee Benefits and Perquisites
Health/Welfare Plans - All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
We believe that the employee benefits described above are necessary and appropriate to provide a competitive compensation package to our employees.

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EXECUTIVE COMPENSATION ARRANGEMENTS
We entered into employment agreements with each of our NEOs that became effective upon completion of the Distribution. Below is a summary of the employment agreements with our NEOs, and the retirement and consultancy agreement we entered into with Mr. Landriau effective March 5, 2025 in connection with his previously announced retirement.
Paul H. McDowell
We have entered into an employment agreement with Mr. McDowell pursuant to which, Mr. McDowell serves as our Chief Executive Officer, President. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. McDowell received an initial annual base salary of $550,000 and is eligible to earn an annual bonus targeted at 100% of his then-current annual base salary, based upon achievement of performance goals established by the Compensation Committee. The payment of any annual bonus, to the extent any annual bonus becomes payable, is contingent upon Mr. McDowell’s continued employment through the applicable payment date. In addition, pursuant to the employment agreement, Mr. McDowell is eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee. In addition, Mr. McDowell is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. McDowell’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. McDowell will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. McDowell will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. McDowell’s employment with us is terminated by the Company without “cause” or by Mr. McDowell for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. McDowell will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. McDowell as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. McDowell obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. McDowell will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
Notwithstanding the foregoing, if Mr. McDowell’s employment is terminated by the Company without cause or by Mr. McDowell for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. McDowell will be entitled to a cash severance payment equal to two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target cash bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. McDowell has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.

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Gavin B. Brandon
We have entered into an employment agreement with Mr. Brandon pursuant to which, Mr. Brandon serves as our Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement will continue until terminated. Pursuant to the employment agreement, Mr. Brandon received an initial annual base salary of $450,000 and is eligible to earn an annual bonus targeted at 100% of his then-current annual base salary, based upon achievement of performance goals established by the Compensation Committee in consultation with our Chief Executive Officer. The payment of any annual bonus, to the extent any annual bonus becomes payable, will be contingent upon Mr. Brandon’s continued employment through the applicable payment date. Pursuant to the employment agreement, Mr. Brandon is also eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer. In addition, Mr. Brandon is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. Brandon’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. Brandon will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. Brandon will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. Brandon’s employment with us is terminated by Orion without “cause” or by Mr. Brandon for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of Orion and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. Brandon will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. Brandon as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. Brandon obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. Brandon will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement. Notwithstanding the foregoing, if Mr. Brandon’s employment is terminated by the Company without cause or by Mr. Brandon for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. Brandon will be entitled to a cash severance payment equal to the product of two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. Brandon has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.

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Gary E. Landriau
We have entered into an employment agreement with Mr. Landriau pursuant to which, Mr. Landriau serves as our Executive Vice President, Chief Investment Officer. The employment agreement is scheduled to terminate on June 30, 2025, in connection with Mr. Landriau’s retirement (as described further below). Pursuant to the employment agreement, Mr. Landriau received an initial annual base salary of $325,000 and is eligible to earn an annual bonus targeted at 92% of his then-current annual base salary, based upon achievement of performance goals established by the Compensation Committee in consultation with our Chief Executive Officer. The payment of any annual bonus, to the extent any annual bonus becomes payable, is contingent upon Mr. Landriau’s continued employment through the applicable payment date. Pursuant to the employment agreement, Mr. Landriau is also eligible to receive annual long-term incentive equity awards during each calendar year of his employment with the Company, as may be determined by the Compensation Committee in consultation with the Chief Executive Officer. In addition, Mr. Landriau is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our similarly situated executives and will accrue four weeks of vacation for each full calendar year of employment under our vacation policy.
If Mr. Landriau’s employment is terminated due to his death or “disability” (as defined in his employment agreement), then in addition to accrued benefits, (i) Mr. Landriau will be entitled to any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, and (ii) any outstanding time-vesting equity awards granted to Mr. Landriau will vest on a pro rata basis. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement.
If Mr. Landriau’s employment with us is terminated by the Company without “cause” or by Mr. Landriau for “good reason” (each as defined in his employment agreement), then subject to his execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants, in addition to accrued benefits, Mr. Landriau will be entitled to (i) any accrued but unpaid annual bonus for the year prior to the year of termination, if applicable, (ii) an amount equal to the sum of his annual base salary and target annual bonus for the year of termination (the “cash severance”) and (iii) continued medical coverage, at the same cost to Mr. Landriau as if he were an active employee, until the earliest of: (x) one year following the date of the termination; or (y) such time as Mr. Landriau obtains new employment that offers group medical coverage. In addition, all outstanding time-vesting equity awards granted to Mr. Landriau will vest in full. Any outstanding performance-vesting equity awards will be treated in accordance with the applicable plan and award agreement. Notwithstanding the foregoing, if Mr. Landriau’s employment is terminated by the Company without cause or by Mr. Landriau for good reason during the period beginning on the date of, and ending 18 months following, a change in control (as defined in the employment agreement), then, in lieu of the cash severance, Mr. Landriau will be entitled to a cash severance payment equal to two times the sum of (x) his annual base salary plus (y) an amount equal to his annual target bonus as in effect on the date of his termination, payable in a cash lump sum.
In connection with entry into the employment agreement, Mr. Landriau has executed an employee confidentiality and non-competition agreement, which includes customary confidentiality restrictions that apply indefinitely and non-compete and non-solicitation restrictions effective during employment and for 12 months thereafter.
In connection with Mr. Landriau’s previously announced retirement, we have entered into a retirement and consultancy agreement with Mr. Landriau, pursuant to which Mr. Landriau will continue to serve as our Executive Vice President, Chief Investment Officer through June 30, 2025 (the “Employment Termination Date”), at which time his employment with the Company will terminate and he will thereafter serve as a consultant through January 31, 2026 (the “Consultancy Period”). During the Consultancy Period, Mr. Landriau has agreed to be remotely available to, and “on call” to, the Company, and to use best efforts to accommodate requests of the Company, and devote his reasonable time and best efforts, skill and attention to the performance of such services.

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Provided Mr. Landriau remains employed with us through the Employment Termination Date and continues to make good faith efforts to train his successor through such date, Mr. Landriau will receive: (i) continued payment of his base salary through the Employment Termination Date, (ii) payment of his cash bonus for fiscal year 2025 as though performance was achieved at target, prorated through the Employment Termination Date (i.e., 50% of such target bonus), (iii) continued medical, dental and vision coverage, at the same cost to Mr. Landriau as immediately prior to the Employment Termination Date, until the earlier of June 30, 2026 and the date Mr. Landriau is eligible for Medicare coverage, (iv) continued life insurance and disability coverage, at the same cost to Mr. Landriau as immediately prior to the Employment Termination Date, until November 30, 2025, (v) a grant of restricted stock unit awards in accordance with our normal practice in March 2025, but prorated through the Employment Termination Date (i.e., 50% of Mr. Landriau’s annual historical grant), (vi) continued opportunity for the vesting of time-based RSUs, from the Employment Termination Date through the last day of the Consultancy Period (defined below), and (vii) continued opportunity for the vesting of outstanding performance-based RSUs, with the amount of performance-based RSUs being eligible for continued vesting being equal to the product of (A) the number of performance-based RSUs and (B) a fraction, the numerator of which is the number of days elapsed from the first day of the applicable performance period (as defined in the applicable award agreement) through and including the last day of the Consultancy Period and the denominator being 1095, provided that the foregoing fraction does not exceed 100%.
During the Consultancy Period (or earlier if this agreement is terminated by Mr. Landriau for any reason or the Company for “cause”, as such term is defined in his employment agreement), the Company will pay Mr. Landriau a consultancy fee of $7,000 per week, paid on a monthly basis in arrears. Additionally, and only if the Consultancy Period continues until January 31, 2026, all outstanding time-based RSUs shall be fully accelerated on January 31, 2026.
The Company’s obligations pursuant to the retirement and consultancy agreement are subject to Mr. Landriau’s timely execution and non-revocation of a general release and waiver agreement in the form attached to his employment agreement, which includes a confirmation of customary confidentiality, non-competition and non-solicitation restrictions.
Incentive Compensation Clawback Policy
Our Board of Directors has adopted a formal clawback policy that applies to cash incentive compensation or equity-based incentive compensation and amended such policy in 2023 to conform and comply with the mandatory clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act following the finalization of the rules implementing such requirements under the Exchange Act by the SEC and under NYSE listing standards.
Our clawback policy is administered by the Compensation Committee and provides that the Compensation Committee must seek to recover erroneously awarded compensation received by any officer of the Company subject to the reporting requirements of Section 16 of the Exchange Act if an “accounting restatement” occurs, whether or not there has been officer misconduct or fault, unless the Compensation Committee has made a determination that expenses paid to third parties in enforcing the clawback policy would exceed the amount recovered.
Our clawback policy also provides that following a “discretionary triggering event,” that does not cause a required recoupment under the clawback policy, the Compensation Committee may require any officer of the Company to repay or forfeit certain cash and/or equity-based incentive compensation received by such officer during the three-year period preceding a “discretionary triggering event.” A “discretionary triggering event” is a decision by the Compensation Committee that one or more performance metrics used for determining previously paid cash and/or equity-based incentive compensation was incorrectly calculated and, if calculated correctly, would have resulted in a lower payment to one or more such officers. In connection with a “discretionary triggering event,” the Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously received incentive compensation and how much compensation to recoup from individual officers, including any determination that such officer engaged in

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fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the incorrect calculation. The amount and form of the compensation to be recouped and the means of such recoupment will be determined by the Compensation Committee in its discretion.
Our clawback policy provides that notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any officer of the Company that may be interpreted to the contrary, the Company shall not indemnify any officer of the Company against the loss of any erroneously awarded compensation, including any payment or reimbursement for the cost of third-party insurance purchased by such officer to fund potential clawback obligations under our clawback policy.
Anti-Hedging and Anti-Pledging Policy
The Company has adopted anti-hedging and anti-pledging policies and restrictions on derivative trading applicable to our directors, executive officers, and employees. Our directors, executive officers, and employees are prohibited from trading in puts, calls, or other derivative securities involving the Company’s equity securities. Additionally, our directors, executive officers, and employees are prohibited from purchasing the Company’s securities on margin, pledging the Company’s securities as collateral to secure loans, borrowing against the Company’s securities held in a margin account, or engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sales contracts, that allow the director, executive officer, or employee to own the Company’s securities without the full risks and rewards of ownership.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides a summary of outstanding stock option and restricted stock units awards held by our NEOs as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Paul H. McDowell	—	—	—	—	—	261,870	(3)	971,538	1,052,271	(7)	3,903,925
Gavin B. Brandon	—	—	—	—	—	112,522	(4)	417,457	301,432	(8)	1,118,313
Gary E. Landriau	—	—	—	—	—	81,834	(5)	303,604	219,222	(9)	813,314
(1)Consists of time-based RSUs. The RSUs vest in equal annual installments on each of the first three anniversaries of the grant date.
(2)Amounts in this column represent the product of the number of RSUs of the Company not vested multiplied by the closing price of a share of the Company’s common stock on December 31, 2024, which was $3.71.
(3)Represents 12,005 time-based RSUs granted on March 22, 2022, 56,512 time-based RSUs granted on March 7, 2023, and 193,353 time-based RSUs granted on February 26, 2024.
(4)Represents 5,158 time-based RSUs granted on March 22, 2022, 24,282 time-based RSUs granted on March 7, 2023, and 83,082 time-based RSUs granted on February 26, 2024.

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(5)Represents 3,751 time-based RSUs granted on March 22, 2022, 17,660 time-based RSUs granted on March 7, 2023, and 60,423 time-based RSUs granted on February 26, 2024.
(6)Consists of performance-based RSUs. Pursuant to the performance-based RSUs, each NEO is eligible to vest in a number of RSUs ranging from 0% to 100% of the total number of RSUs granted (which is equal to the maximum number of RSUs that may be earned), based on the Company’s TSR measured on an absolute basis and certain operational performance metrics, in each case, during a three-year performance period, subject to the NEO’s continued service with the Company.
(7)Represents 254,305 performance-based RSUs granted on March 7, 2023 and 797,966 performance-based RSUs granted on February 26, 2024, assuming maximum number of RSUs that may be earned. The performance period for the March 2023 RSUs commenced on January 1, 2023 and concludes on December 31, 2025 and the performance period for the February 2024 RSUs commenced on January 1, 2024 and concludes on December 31, 2026. Assumes settlement of performance-based RSU awards granted in March 2022 the performance period for which concluded on December 31, 2024, and a portion of which have vested and a portion of which have been forfeited.
(8)Represents 72,848 performance-based RSUs granted on March 7, 2023 and 228,584 performance-based RSUs granted on February 26, 2024, assuming maximum number of RSUs that may be earned. The performance period for the March 2023 RSUs commenced on January 1, 2023 and concludes on December 31, 2025 and the performance period for the February 2024 RSUs commenced on January 1, 2024 and concludes on December 31, 2026. Assumes settlement of performance-based RSU awards granted in March 2022 the performance period for which concluded on December 31, 2024, and a portion of which have vested and a portion of which have been forfeited.
(9)Represents 52,980 performance-based RSUs granted on March 7, 2023 and 166,242 performance-based RSUs granted on February 26, 2024, assuming maximum number of RSUs that may be earned. The performance period for the March 2023 RSUs commenced on January 1, 2023 and concludes on December 31, 2025 and the performance period for the February 2024 RSUs commenced on January 1, 2024 and concludes on December 31, 2026. Assumes settlement of performance-based RSU awards granted in March 2022 the performance period for which concluded on December 31, 2024, and a portion of which have vested and a portion of which have been forfeited.

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Compensation of the Board of Directors

DIRECTOR COMPENSATION
We have adopted a compensation program for our eligible non-employee directors that aligns with creating and sustaining equityholder value and whereby such directors receive customary compensation for their service as members of our Board and its committees. Our director compensation program was developed in consultation with FPC, and provides for compensation described below to our non-employee directors:
Cash Retainers and Fees
•Board Member Retainer: $65,000
•Additional Non-Executive Chairman Retainer: $25,000
•Chair of Audit Committee: $20,000
•Chair of Compensation Committee: $15,000
•Chair of Nominating and Governance Committee: $12,500
•Board and Committee Meeting Fees (in excess of six per year): $1,500
Equity Compensation
In addition to the cash retainers and fees set forth above, each non-employee director receives an annual equity-based award in the form of RSUs with a value equal to $100,000 and the Non-Executive Chairman receives an additional annual equity-based award in the form of RSUs with a value equal to $25,000. Annual equity-based awards will vest in full on the earlier to occur of (i) the first anniversary of the date of grant, and (ii) the next annual meeting of our stockholders following the date of grant, subject to the director’s continued service on the vesting date.

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DIRECTOR COMPENSATION TABLE FOR 2024
The following table sets forth the information regarding the compensation of our non-employee directors who served during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)

Reginald H. Gilyard	102,500	125,000	9,174	236,674
Kathleen R. Allen	65,000	100,000	7,340	172,340
Richard J. Lieb	85,000	100,000	7,340	192,340
Gregory J. Whyte	80,000	100,000	7,340	187,340
(1)Amounts in this column reflect the grant date fair value of RSU awards computed in accordance with ASC Topic 718, without regard to forfeitures. For further information on how we account for equity-based compensation and the assumptions used, see “Note 13 - Equity-Based Compensation” to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025. The table below sets forth the aggregate number of RSUs held as of December 31, 2024 by each non-employee director:

Name	Restricted Stock Units Outstanding at Fiscal Year End (#)

Reginald H. Gilyard	33,422
Kathleen R. Allen	26,738
Richard J. Lieb	26,738
Gregory J. Whyte	26,738
(2)Represents dividend equivalents paid on RSU awards.

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Compensation Committee Interlocks and Insider Participation

The table below presents the members of the Compensation Committee and their respective service terms. None of these persons has, at any time, served as an officer or employee of the Company and, during 2024, none of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Name	Dates

Gregory J. Whyte (Independent Director)(1)	November 12, 2021 – Present
Kathleen R. Allen (Independent Director)	November 12, 2021 – Present
Reginald H. Gilyard (Independent Director)	November 12, 2021 – Present
(1)Mr. Whyte has served as the Chair of the Compensation Committee since November 12, 2021.

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Stock Ownership by Directors, Executive Officers and Certain Stockholders

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 14, 2025, the record date of the Annual Meeting, in each case including shares of common stock which such persons have a right to acquire within 60 days, by:
•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of its common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•each of the Company’s executive officers and directors; and
•all of the Company’s executive officers and directors as a group.

	Percentage of Common Stock
Name of Beneficial Owner	Shares Owned (#)(1)	Percentage (%)(2)

The Vanguard Group(3)	5,732,887	10.2%
BlackRock, Inc.(4)	4,803,713	8.6%
Private Management Group, Inc.(5)	4,775,549	8.5%
Par Sanda(6)	4,198,621	7.5%
Directors and Executive Officers(7)
Reginald H. Gilyard	76,225	*
Kathleen R. Allen(8)	37,170	*
Richard J. Lieb	29,373	*
Gregory J. Whyte	28,170	*
Paul H. McDowell(9)	124,737	*
Gavin B. Brandon(10)	55,665	*
Christopher H. Day(11)	43,414	*

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	Percentage of Common Stock
Name of Beneficial Owner	Shares Owned (#)(1)	Percentage (%)(2)

Paul C. Hughes(12)	24,466	*
Gary E. Landriau(11)	45,212	*
All directors and executive officers as a group (9 persons)	464,432	*
* Represents less than 1% of the shares of the Company’s common stock outstanding.
(1)Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of the Company’s common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)Based on 56,170,808 shares of common stock outstanding as of March 14, 2025.
(3)The Vanguard Group has no sole voting power, shared voting power with respect to 26,219 shares, sole dispositive power with respect to 5,685,095 shares and shared dispositive power with respect to 47,792 shares. The information with respect to The Vanguard Group is based on the Schedule 13G/A filed with the SEC on February 13, 2024. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)BlackRock, Inc. has sole voting power with respect to 4,699,903 shares, no shared voting power, sole dispositive power with respect to 4,803,713 shares and no shared dispositive power. The information with respect to BlackRock, Inc. is based solely on the Schedule 13G/A filed with the SEC on January 25, 2024. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York, 10001.
(5)Private Management Group, Inc. has sole voting power with respect to 4,775,549 shares, no shared voting power, sole dispositive power with respect to 4,775,549 shares and no shared dispositive power. The information with respect to Private Management Group, Inc. is based solely on the Schedule 13G filed with the SEC on February 2, 2024. The address for Private Management Group, Inc. is 15635 Alton Parkway, Suite 400, Irvine, CA 92618.
(6)Par Sanda has sole voting power with respect to 4,198,621 shares, no shared voting power, sole dispositive power with respect to 4,198,621 shares and no shared dispositive power. This amount also reflects the shares held by Sand Capital Associates, LLC and the Sanda Family Foundation Trust (the “Family Foundation”). As the managing member of Sand Capital Associates, LLC, Par Sanda also may be deemed to beneficially own the following shares held by Sand Capital Associates LLC. Sand Capital Associates, LLC has sole voting power with respect to 3,337,166 shares, no shared voting power, sole dispositive power with respect to 3,337,166 shares and no shared dispositive power. As the trustee of the Family Foundation, Par Sanda also may be deemed to beneficially own the following shares held by Family Foundation. Family Foundation has sole voting power with respect to 216,353 shares, no shared voting power, sole dispositive power with respect to 216,353 shares and no shared dispositive power. The information with respect to Par Sanda, Sand Capital Associates, LLC, and the Family Foundation is based on the Schedule 13G/A filed with the SEC on February 12, 2025. The address for Par Sanda, Sand Capital Associates, LLC, and Sanda Family Foundation Trust is 501 N. Birch Rd, Unit 3, Fort Lauderdale, FL 33304.
(7)The address for each of the directors and executive officers is c/o Orion Properties Inc., 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016.
(8)Includes 37,170 shares owned by a trust of which Ms. Allen is a co-trustee and the children of Ms. Allen are the sole beneficiaries.
(9)Includes 12,005 time-based RSUs scheduled to vest on March 22, 2025.
(10)Includes 5,158 time-based RSUs scheduled to vest on March 22, 2025.
(11)Includes 3,751 time-based RSUs scheduled to vest on March 22, 2025.
(12)Includes 2,813 time-based RSUs scheduled to vest on March 22, 2025.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2024, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

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Certain Relationships and Related Transactions Certain Conflict Resolution Procedures

RELATED PERSON TRANSACTION POLICY AND PROCEDURES
The Board has adopted a written Related Person Transaction Policy and Procedures for the review, approval or ratification of any related person transactions. Under this policy, the Audit Committee reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the Related Person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics. The Audit Committee either approves or disapproves the related party transaction. No director may participate in approval of a related party transaction for which he or she is a Related Person. Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the Related Person Transaction Policy and Procedures. For purposes of the Related Person Transaction Policy and Procedures, a “Related Person” is (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer or a nominee to become our director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, in each case, sharing the same household as such person.
We had no related party transactions that were subject to review under the Company’s Related Person Transaction Policy and Procedures during 2024.

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Other Matters Presented For Action at the 2025 Annual Meeting

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the Annual Meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

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Attendance at the 2025 Annual Meeting

All stockholders of record (including stockholders that hold their shares through a broker, bank or similar organization) of shares of the Company’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the Annual Meeting. To access the Annual Meeting, stockholders of record should visit www.virtualshareholdermeeting.com/ONL2025 and enter the unique 16-digit control number included on their Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card (if they receive a printed copy of the proxy materials). In the event you do not have a control number, please contact your broker, bank or other nominee so that you can be provided with a control number. Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting. Attendees will not be permitted to record the Annual Meeting and may be subject to security precautions.

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Stockholders Proposals for the 2026 Annual Meeting

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS TO BE PRESENTED AT THE 2026 ANNUAL MEETING
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when it holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2026 annual stockholders’ meeting (the “2026 Annual Meeting”), the proposal must be received at our principal executive offices no later than the date that is 120 days prior to the anniversary of the date of this proxy statement (November 21, 2025). We will not be required to include in our proxy statement and proxy card any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.
In order for an eligible stockholder or group of stockholders to bring any proposal (including any proposal with respect to any director nominations) at our 2026 Annual Meeting pursuant to our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws, including delivering the notice and other required information related to the proposal to our Secretary at our principal executive office, which is currently Orion Properties Inc., 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016, Attention: General Counsel and Secretary, not earlier than the 150th day prior to the first anniversary of the date of this proxy statement (October 22, 2025) nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of this proxy statement (November 21, 2025).
In addition to satisfying the deadline in our Bylaws, a stockholder or group of stockholders who intend to solicit proxies in support of nominees other than our nominees must provide the notice required under Rule 14a-19 pursuant to the Exchange Act no later than March 15, 2026.
In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates. Notices, proposals and other required information must be received by our Secretary at our principal executive office, which is currently Orion Properties Inc., 2398 E. Camelback Road, Suite 1060, Phoenix, Arizona 85016, Attention: General Counsel and Secretary.

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ORION PROPERTIES INC.
2021 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED)
SECTION 1.GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Orion Properties Inc. 2021 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Orion Properties Inc. (formerly known as Orion Office REIT Inc.) (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee that is designated by the Board as the administrator of the Plan.
“Award” or “Awards,” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and other equity-based awards as contemplated herein.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Change in Control” means and includes any of the following events:
(i)    any Person is or becomes Beneficial Owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or

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(ii)    the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or
(iii)    the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or
(iv)    persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; or
(v)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, (a) neither the spin-off of the Company by Realty Income Corporation nor the distribution of the Company’s Stock or any other action in connection therewith shall constitute a Change in Control, and (b) no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

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“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to reported market sales prices. If there are no reported market sales prices for such date, the determination shall be made by reference to the last date preceding such date for which there are reported market sales prices.
“Family Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Minimum Vesting Period” means the one-year period following the date of grant of an Award.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Operating Partnership” means Orion Properties LP (formerly known as Orion Office REIT LP).
“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof, any other legal entity, or a “group” as that term is

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used for purposes of Rule 13d-5(b) or Section 13(d) of the Exchange Act and any fiduciary acting in such capacity on behalf of the foregoing.
(a)“REIT” means a real estate investment trust within the meaning of Section 856 through 860 of the Code.
“Restricted Stock” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means the units underlying a Restricted Stock Unit Award, each of which represents the right to receive one share of Stock or a cash payment equal to the Fair Market Value of one share of Stock at the time and upon the conditions applicable to the Restricted Stock Unit Award.
“Restricted Stock Unit Award” means an Award of Restricted Stock Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization, consolidation or other transaction (other than a sale of securities by the Company) pursuant to which the outstanding voting power and outstanding stock of the Company immediately prior to such transaction does not either (A) continue to represent a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction or (B) convert into, or become immediately exchangeable for, a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert. Notwithstanding the foregoing, neither the spin-off of the Company by Realty Income Corporation nor the distribution of the Company’s Stock or any other action in connection therewith shall constitute a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the common stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

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“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unit” means units of partnership interest, including one or more classes of profits interests in the Operating Partnership.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and otherwise administer the Plan and the Awards granted hereunder, including, without limitation, the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, and Dividend Equivalent Rights and other equity-based awards, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)subject to the limitations set forth in Section 2(g) below, to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

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(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment or service relationship or a change in control (including a Change in Control);
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or his or her delegate (the “Delegate”) all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not the Delegate. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of

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any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(g)Minimum Vesting Period. The vesting period for each Award granted under the Plan, other than an Excepted Award (as defined below), must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(g) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, (i) up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period, (ii) Awards may be granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (iii) Awards may be granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period (each such Award, an “Excepted Award”).
SECTION 3.STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,300,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 8,300,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other

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securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof) or other consideration, the Administrator shall make appropriate equitable adjustments to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number and kind of shares reserved for issuance under the Plan, including the maximum number and kind of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares, securities or other consideration subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share of Restricted Stock subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable and (v) other applicable terms of the Plan and any outstanding Awards. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may round such fractional shares or make a cash payment in lieu of fractional shares.
(c)Assumption/Substitution of Awards and Termination of Awards in Connection with Sale Event or Change in Control. In the case of and subject to the consummation of a Sale Event or Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the Company (with any adjustments made pursuant to Section 3(b)), or the substitution of such Awards with new awards, as applicable, of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In connection with any Sale Event or Change in Control in which the shares of Stock are exchanged for or converted into the right to receive cash, the parties to any such transaction may also provide that some or all outstanding Awards that would otherwise not be fully vested and exercisable in full after giving effect to the transaction will be converted into the right to receive the amount of cash paid per share of Stock in the Sale Event or Change in Control multiplied by the number of shares subject to such Awards (net of the applicable exercise price), subject to any remaining vesting provisions relating to such Awards and the other terms and conditions of such transaction to the extent provided by the parties to such transaction. To the extent the parties to such Sale Event or Change in Control do not cause the assumption, continuation or substitution of Awards upon the effective time of the Sale Event or Change in Control, all such outstanding Awards shall terminate, unless otherwise provided in the Award Agreement for a particular Award. In the event of such a termination, each Award that is terminated shall become vested and, if applicable, fully exercisable as of the effective time of such transaction and the Company will take one of the following actions with respect to each such Award (with the choice among the following options to be made by the Administrator in its sole discretion): (i) make or provide for a payment, in cash or in kind, to the grantee holding such Award, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (A) the value of the consideration received or to be received with respect to each share of Stock in such

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transaction multiplied by the number of shares of Stock subject to such Award (to the extent then vested (after taking into account any acceleration hereunder) at prices not in excess of the per share amount of such consideration) above (B) the aggregate exercise price, if any, for such shares of Stock pursuant to such Award; or (ii) in the event that such Award is a Stock Option or Stock Appreciation Right, permit the grantee holding such Stock Option or Stock Appreciation Right, within a specified period of time prior to such termination, as determined by the Administrator, to exercise such Stock Option or Stock Appreciation Right as of, and subject to, the consummation of the transaction pursuant to which such Stock Option or Stock Appreciation Right is to be terminated (to the extent such Stock Option or Stock Appreciation Right would be exercisable as of the consummation of the Sale Event or Change in Control (after taking into account any acceleration hereunder)).
(d)Assumption or Substitution of Awards by the Company. The Company, from time to time, may assume or substitute outstanding awards granted by another company, in connection with an acquisition of such other company (the “Substitute Awards”), by either: (i) granting an Award under the Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award is eligible to be granted an Award under the Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the purchase price or the exercise price, as the case may be, the number and nature of shares of Stock issuable upon exercise or settlement of any such award and the other terms of such award will be adjusted appropriately consistent with Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Stock Option or Stock Appreciation Right in substitution rather than assuming an existing option or stock appreciation right, as applicable, such new Stock Option or Stock Appreciation Right may be granted with a similarly adjusted exercise price. Substitute Awards will not reduce the number of shares of Stock authorized for grant under the Plan.
(e)Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $1,000,000. The Administrator may make exceptions to these limits for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.
SECTION 4.ELIGIBILITY
Grantees under the Plan will be such full- or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion and such other Persons (to the

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extent the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and would be permitted in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended) as are selected from time to time by the Administrator in its sole discretion. For avoidance of doubt, no Award may be granted under the Plan to a Person unless the issuance of shares of Stock to such Person under the Plan may be registered by the Company on Form S-8 and such Person is permitted to participate in an “employee benefit plan” as defined in Rule 405 under the Securities Act of 1933, as amended.
SECTION 5.STOCK OPTIONS
(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
(c)Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of

2025 Proxy Statement	A-10	Orion Properties Inc.

shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the applicable Award Agreement:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the remainder of the aggregate exercise price to be paid by the optionee in cash or other method of payment permitted hereunder.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the applicable Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

2025 Proxy Statement	A-11	Orion Properties Inc.

SECTION 6.STOCK APPRECIATION RIGHTS
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7.RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock granted thereunder, including voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any cash dividends paid by the Company during the vesting period shall be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the Restricted Stock Award; provided further that, to the extent provided for in the applicable Restricted Stock Award or by the Administrator, an amount equal to such cash dividends retained by, or repaid by the grantee to, the Company may be paid to the grantee upon the lapsing of such restrictions. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

2025 Proxy Statement	A-12	Orion Properties Inc.

(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Stock that is represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”
SECTION 8.RESTRICTED STOCK UNIT AWARDS
(a)Nature of Restricted Stock Unit Awards. The Administrator may grant Restricted Stock Unit Awards under the Plan. A Restricted Stock Unit Award is an Award of Restricted Stock Units that, subject to the terms and conditions of the applicable Award Agreement, may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of applicable restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. To the extent permitted by the Administrator, the settlement of Restricted Stock Units may be deferred to one or more dates specified in the applicable Award Agreement or elected by the grantee. Each Restricted Stock Unit Award that is subject to Section 409A shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

2025 Proxy Statement	A-13	Orion Properties Inc.

SECTION 9.UNRESTRICTED STOCK AWARDS
(a)Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award, including a Restricted Stock Unit Award, or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Agreement. Unless provided by the Administrator, dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Unless otherwise provided in the Award Agreement or by the Administrator, any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. Notwithstanding anything to the contrary, a Dividend Equivalent Right granted as a component of an Award under this Plan shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 11.OTHER EQUITY-BASED AWARDS
(a)The Administrator shall have the right (i) to grant other Awards based upon the Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), including, without limitation, Units, with any Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 3 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.

2025 Proxy Statement	A-14	Orion Properties Inc.

SECTION 12.TRANSFERABILITY OF AWARDS
(a)Transferability. During a grantee’s lifetime, his or her Stock Options and Stock Appreciation Rights shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Except as provided in Section 12(b) below and unless otherwise provided in the Award Agreement or by the Administrator, no Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, for the avoidance of doubt, the foregoing shall not apply to shares of Stock issued pursuant to an Award following the date on which such shares are vested. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than Incentive Stock Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13.TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of

2025 Proxy Statement	A-15	Orion Properties Inc.

Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14.SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15.TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)Termination of Service Relationship. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3, without prior stockholder approval, in no event may the Administrator

2025 Proxy Statement	A-16	Orion Properties Inc.

exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s stockholders for purposes of complying with the rules of any securities exchange or market system on which the Stock is listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3.
SECTION 17.STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue, or deliver any certificates evidencing, shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and/or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or in the records of the Company or the transfer agent to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and

2025 Proxy Statement	A-17	Orion Properties Inc.

with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:
(i)to the extent that the grant, vesting, exercise or settlement of such Award could cause the grantee or any other person to be in violation of Section 6.2.1 of the Company’s charter; or
(ii)if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.
(d)Section 83(b) Election. No grantee may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a grantee makes an election under Section 83(b) of the Code, the grantee shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
(e)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(f)Trading Policy Restrictions. Stock Option exercises and other actions taken with respect to Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(g)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19.EFFECTIVE DATE OF PLAN
This Plan became effective upon its adoption by the stockholders of the Company on May [●], 2025. No grants of Awards may be made hereunder after May [●], 2035.
SECTION 20.GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.
DATE ORIGINALLY ADOPTED BY BOARD OF DIRECTORS: November 11, 2021
DATE ORIGINALLY APPROVED BY STOCKHOLDERS: November 11, 2021
DATE AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: March 4, 2025
DATE AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: May [●], 2025

2025 Proxy Statement	A-18	Orion Properties Inc.

V61384-P22992

ORION PROPERTIES INC.
Annual Meeting of Stockholders
May 14, 2025 11:30 A.M. (Eastern Time)
This proxy is solicited by the Board of Directors

As a reminder, on March 5, 2025, Orion Office REIT Inc. changed its corporate name to Orion Properties Inc.

The undersigned hereby appoints each of Paul C. Hughes and James R. Todd, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on May 14, 2025, at 11:30 A.M. (Eastern Time), virtually at www.virtualshareholdermeeting.com/ONL2025, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this form.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, THE SHARES WILL BE VOTED (1) "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, (2) "FOR" THE PROPOSED AMENDED AND RESTATED ORION PROPERTIES INC. 2021 EQUITY INCENTIVE PLAN, (3) "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2025, AND (4) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61383-P22992

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORION PROPERTIES INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Paul H. McDowell	☐	☐	☐
1b. Reginald H. Gilyard	☐	☐	☐
1c. Kathleen R. Allen	☐	☐	☐
1d. Richard J. Lieb	☐	☐	☐
1e. Gregory J. Whyte	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date